                                                                 EXHIBIT 10.12


                   THIRD AMENDED AND RESTATED TERM LOAN AGREEMENT

          THIRD AMENDED AND RESTATED TERM LOAN AGREEMENT (the "AGREEMENT"), dated as of July 2, 1996, as amended and restated as of December 10, 1996, as further amended and restated as of July 2, 1997, and as further amended and restated as of April 30, 1998, among MOUNTAINEER PARK, INC., a West Virginia corporation ("MOUNTAINEER"), SPEAKEASY GAMING OF LAS VEGAS, INC., a Nevada corporation ("SPEAKEASY VEGAS"), SPEAKEASY GAMING OF RENO, INC., a Nevada corporation ("SPEAKEASY RENO", and together with Mountaineer and Speakeasy Vegas, collectively the "BORROWERS"), MTR Gaming Group, Inc. f/k/a WINNERS ENTERTAINMENT, INC., a Delaware corporation (the "GUARANTOR" and together with the Borrowers, collectively, the "LOAN PARTIES" and individually each a "LOAN PARTY"), and MADELEINE LLC, a New York limited liability company (the "LENDER").

                                      RECITALS

          WHEREAS, Mountaineer, the Guarantor and the Lender are parties to a Term Loan Agreement, dated as of July 2, 1996, pursuant to which the Lender has made a term loan to Mountaineer in the original principal amount of $5,000,000;

          WHEREAS, Mountaineer, the Guarantor and the Lender are parties to an Amended and Restated Term Loan Agreement, dated as of July 2, 1996, as amended and restated as of December 10, 1996, pursuant to which the Lender has made (i) a term loan to Mountaineer in the original principal amount of $16,100,000 (including the prior $5,000,000 term loan), and (ii) a three year line of credit available for loans in the aggregate maximum principal amount not to exceed $5,376,500 at any time outstanding;

          WHEREAS, Mountaineer, the Guarantor and the Lender are parties to a Second Amended and Restated Term Loan Agreement, dated as of July 2, 1996, as amended and restated as of December 10, 1996, and as further amended and restated as of July 2, 1997 (the "Second Amended Agreement"), pursuant to which the Lender and Mountaineer agreed to amend the Loan Agreement to extend the maturity date of the Loans and change the terms of payment of certain fees in respect of the loans;

          WHEREAS, Mountaineer and the Guarantor have requested that the Lender agree to further amend and restate the Loan Agreement for the purposes of, among other things, adding Speakeasy Reno and Speakeasy Vegas as Borrowers under the Agreement, increasing the Term Commitment and the Line Commitment to the Borrowers, adding a construction loan facility, and amending the terms of payment of certain fees in respect of the Loans; and

          WHEREAS, the Lender is willing, on the terms and conditions herein, to amend and restate the Second Amended Agreement.

          NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lender to make and maintain the Loans, the Lender, the Borrowers and the Guarantor hereby agree as follows:


                                     ARTICLE I

                             DEFINITIONS; CERTAIN TERMS

          SECTION 1.01. Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

          "AFFILIATE" means, as to any Person, (i) any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, or (ii) any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which is under common control within the meaning of
Section 414 of the Internal Revenue Code and the rules and regulations promulgated thereunder from time to time.

          "AMENDED AND RESTATED SECURITY AGREEMENT" means the Amended and Restated General Security Agreement, dated as of July 2, 1996, as amended and Restated on December 10, 1996, made by Mountaineer in favor of the Lender, as amended or otherwise modified from time to time.

          "AMENDED CLOSING DATE" means December 10, 1996.

          "AMENDED LOAN AGREEMENT" means the Amended and Restated Term Loan Agreement, dated July 2, 1996, as amended and restated as of December 10, 1996, by and between Mountaineer, the Guarantor, and the Lender.

          "BORROWERS" has the meaning specified therefor in the preamble hereto.

          "BUSINESS DAY" means any day not a Saturday, Sunday or legal holiday on which the Lender is open for business in New York City and banks in the States of West Virginia and Nevada are not required or authorized to close.

          "CAPITAL LEASES" means, with respect to any Person, leases or agreements to lease by such Person and its Consolidated Subsidiaries that, in accordance with GAAP, have been or should be capitalized on the books of such Person.

          "CAPITALIZED LEASE OBLIGATIONS" means, with respect to any Person, any obligation of such Person and its Consolidated Subsidiaries for the payment of rent for any real or personal property under Capital Leases and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof, all computed and consolidated in accordance with generally accepted accounting principles applied on a consistent basis.

          "CHEYENNE CONSTRUCTION LOANS" means one or more construction loans to be made by the Lender to Speakeasy Vegas pursuant to Article IV hereof in an original principal amount not to exceed the Construction Commitment amount, to be used by Speakeasy Vegas for the purpose of improving the Cheyenne Hotel Property.

          "CHEYENNE DEED OF TRUST" means the Deed of Trust, Assignment of Rents, Security Agreement, and Fixture Filing, dated the date hereof, made by Speakeasy Vegas in favor of the Lender, with respect to the Cheyenne Hotel Property.

          "CHEYENNE HOTEL PROPERTY" means the property described on Exhibit C hereto, together with the Cheyenne Hotel situated on such land.

          "CHEYENNE TERM LOAN" means the term loan made by the Lender to Speakeasy Vegas in the aggregate principal amount of $3,765,000, pursuant to
Article II hereof, to be used by Speakeasy Vegas for the purpose of acquiring the Cheyenne Hotel Property from Banter, Inc.

          "CHEYENNE PURCHASE AGREEMENT" means the Purchase Agreement, dated as of April 30, 1998, by and among Speakeasy Vegas, Banter, Inc. and Cheyenne Hotel, Inc. with respect to the purchase by Speakeasy Vegas of the Cheyenne Hotel Property.

          "CLOSING DATE" means as of April 30, 1998.

          "COLLATERAL" means all of the property (real and personal) of the Borrowers purported to be subject to the lien or security interest purported to be created by any mortgage, deed of trust, security agreement, pledge agreement, assignment or other security document heretofore or hereafter executed by the Borrowers in favor of the Lender as security for all or any part of the Obligations, including, without limitation, any asset purchased, in whole or in part, with proceeds of a Line Loan, a Cheyenne Construction Loan or with a Term Loan, subject to the limitation set forth in Section 7.01(k) hereof.

          "COMMITMENT" means the Term Commitment, the Line Commitment and the Construction Commitment.

          "COMMON STOCK" means the common stock of the Guarantor, par value $0.00001 per share.

          "CONSOLIDATED EBITDA" means for each fiscal quarter of any Person, all earnings of such Person and its Consolidated Subsidiaries for such period as determined in accordance with GAAP, before (a) the sum, without duplication, of
(i) gross interest expense for such period minus gross interest income for such period, in each case determined in accordance with GAAP, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense net of negative goodwill amortization, and (v) extraordinary or unusual non-cash losses (provided such extraordinary or unusual losses do not at any time result in a cash outlay by such Person), less (b) extraordinary gains of such Person and each Consolidated Subsidiary, each determined on a consolidated basis for such Person and its Consolidated Subsidiaries in accordance with GAAP.

          "CONSOLIDATED SUBSIDIARY" of a Person at any time shall mean those Subsidiaries of such Person whose accounts are or should in accordance with GAAP be consolidated with those of such Person.

          "CONSTRUCTION COMMITMENT" means the commitment of the Lender to make one or more Cheyenne Construction Loans to Speakeasy Vegas pursuant to Article IV hereof in an original aggregate principal amount outstanding not to exceed $1,700,000.

          "CONSTRUCTION NOTE" means the promissory note of the Borrowers, dated the date hereof, in the original principal amount of not more than $1,700,000, evidencing the Indebtedness resulting from the making of the Cheyenne Construction Loans and delivered to the Lender pursuant to Article IV hereof, as such promissory note may be modified or amended from time to time, and any promissory note or notes issued in exchange or replacement therefor.

          "CONSTRUCTION OBLIGATIONS" means all Obligations in respect of the Cheyenne Construction Loans.

          "DEFAULT" means any event that, with the giving of notice or the passage of time or both, would result in an Event of Default.

          "EBITDA AVERAGE" means, as of any date, the average Consolidated EBITDA for each of the six calendar months immediately preceding such date; PROVIDED, HOWEVER, that for the purpose of the calculation of EBITDA Average, at the discretion of Mountaineer, the months of December and January may be excluded from such calculation and such months shall be deemed not to have occurred.

          "EFFECTIVE DATE" means the date on which all of the conditions precedent under Article V of the Initial Loan Agreement were met.

          "EMPLOYEE PLAN" means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained for employees of a Borrower or any of its Affiliates.

          "ENVIRONMENTAL LAW" means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601, ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 ET SEQ.), the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C.
Section 2601 ET SEQ.), the Occupational Safety and Health Act (29 U.S.C. Section 6451 ET SEQ.), and the Medical Waste Tracking Act of 1988, Pub. L. No. 100-582, 102 Stat. 2950 (1988), as such laws have been amended or supplemented from time to time, and any similar present or future Federal, state or local statute, ordinance, rule or regulation.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and, unless the context otherwise requires, the rules and regulations promulgated thereunder from time to time.

          "EVENT OF DEFAULT" means any of the events set forth in Section 9.01 hereof.

          "FINANCIAL STATEMENTS" means the audited financial statements of the Guarantor and its Subsidiaries as set forth in the Guarantor's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and, upon filing with the Securities and Exchange Commission, the unaudited financial statements of the Guarantor and its Subsidiaries as set forth in the Guarantor's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998.

          "FUNDING DATE" has the meaning assigned to such term in Section 6.01 hereof.

          "FUNDING DATE LOAN AMOUNT" means the amount of (a) the Reno Loan, (b) the Cheyenne Loan, (c) any Line Loan and (d) any Cheyenne Construction Loan, made by Lender to any Borrower on the Funding Date.

          "GAAP" means generally accepted accounting principles as in effect from time-to-time in the United States, consistently applied.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over the Parties to the Loan Documents.

          "GUARANTY" means the Guaranty made by the Guarantor in favor of the Lender pursuant to Article X hereof, guaranteeing the Obligations under the Loan Documents.

          "GUARANTOR" has the meaning specified therefor in the preamble hereto.

          "HAZARDOUS MATERIALS" means, without limit, any pollutant, waste, flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or other materials defined in or regulated under any Environmental Law.

          "INDEBTEDNESS" means (i) all indebtedness or other obligations of any Borrower for borrowed money or for the deferred purchase price of property or services, (ii) Capitalized Lease Obligations of each Borrower, (iii) all obligations of each Borrower under direct or indirect guaranties, contingent or other obligations of a Borrower to purchase or otherwise acquire or assure a creditor against loss in respect thereof, indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services or Capitalized Lease Obligations of any other Person,
(iv) all indebtedness or other obligations of each Borrower for borrowed money or for the deferred purchase price of property or services secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property owned by any Borrower, (v) all obligations of any Borrower in respect of letters of credit and bankers' acceptances with the exception of any such letter of credit or bankers' acceptance issued in favor of, or required by, a Governmental Authority, (vi) liabilities incurred under Title IV of ERISA with respect to any plan covered by Title IV of

ERISA and maintained for employees of any Borrower or any of its Affiliates, and (vii) withdrawal liability incurred under ERISA by any Borrower or any of its Affiliates to any Multiemployer Plan.

          "INITIAL CLOSING DATE"  means July 2, 1996.

          "INITIAL LOAN AGREEMENT" means the Term Loan Agreement, dated July 2, 1996, by and between Mountaineer, the Guarantor, and the Lender.

          "INITIAL TERM LOAN" means the term loan made by the Lender to the Borrower in the aggregate principal amount of $16,100,000, pursuant to Article II of the Second Amended Agreement and maintained pursuant to Article II hereof.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          "LENDER" has the meaning specified therefor in the preamble hereto.

          "LIEN" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

          "LINE COMMITMENT" means the commitment of the Lender to make one or more Line Loans to the Borrowers pursuant to Article III hereof in the original aggregate principal amount outstanding not to exceed $10,376,500.

          "LINE LOAN" has the meaning assigned to such term in Section 3.02 hereof.

          "LINE NOTE" means the promissory note of the Borrowers, dated the Closing Date, in the original principal amount outstanding, not to exceed $10,376,500, evidencing the Indebtedness resulting from the making of the Line Loans and delivered to the Lender pursuant to Article III of this Agreement, as such promissory note may be modified or amended from time to time, and any promissory note or notes issued in exchange or replacement therefor.

          "LINE OBLIGATIONS" means all Obligations in respect of the Line Loans.

          "LOAN" or "LOANS" means the Term Loans, the Line Loans and the Cheyenne Construction Loans.

          "LOAN DOCUMENTS" means this Agreement, the Notes, the West Virginia Deed of Trust, the Amended and Restated Security Agreement, the West Virginia First Priority Deed of Trust, the Guaranty, the Stock Certificates, the Warrants, the Registration Rights Agreement, Amendment No. 1 to Registration Rights Agreement, Amendment No. 2 to Registration Rights Agreement, the Stock Transfer Agreement, the Cheyenne Deed of Trust, the Reno Deed of Trust, the Speakeasy Security Agreement, the Cheyenne Purchase Agreement, the Reno Purchase

Agreement and all other instruments, documents and agreements executed and delivered pursuant hereto or thereto.

          "LOAN FEE" shall have the meaning assigned to such term in Section
5.01 hereof.

          "LOAN FEES" means all of the fees and expenses payable, whether in cash, in kind, in Common Stock or in Warrants, by each Borrower and the Guarantor, jointly and severally, under Section 5.01 of this Agreement.

          "LOAN PARTIES" means the Borrowers and the Guarantor.

          "MATURITY DATE" means July 2, 2001, or such earlier date on which the Loans shall become due and payable, in whole or in part, in accordance with the terms of this Agreement, whether by acceleration or otherwise.

          "MOUNTAINEER" means Mountaineer Park, Inc., a West Virginia corporation.

          "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA.

          "NOTE" or "NOTES" means the Term Note, the Line Note and the Construction Note, as applicable.

          "OBLIGATIONS" means (i) the obligation of any Loan Party to pay, jointly and severally, as and when due and payable (by scheduled maturity or otherwise), all amounts from time to time owing by it in respect of any Loan Document, whether for principal (including, without limitation, an amount equal to the product of (a) the Prepayment Factor and (b) the aggregate outstanding principal amount of the Loans), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to any Borrower or the Guarantor, whether or not a claim for post-filing interest is allowed pursuant to 11 U.S.C. Section 506 or otherwise in such cases), fees or otherwise and (ii) the obligation of any Loan Party to perform or observe all of its other obligations from time to time existing under any Loan Document.

          "OPERATING LEASES" means leases or agreements to lease of each Borrower, other than Capital Leases.

          "OPERATING LEASE OBLIGATIONS" means all obligations of a Borrower for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations, all computed in accordance with GAAP.

          "PAYMENT OFFICE" means Madeleine LLC, 450 Park Avenue, New York, New York 10022, Attn.: Mr. Kevin P. Genda.

          "PERMITTED INVESTMENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government, or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (ii) commercial paper, maturing not more than 270 days after the date of issue, issued by a corporation rated P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation or issued by the Lender or its Affiliates, (iii) time certificates of deposit, issued by commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus of not less than $100,000,000, (iv) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000, and (v) tax exempt securities rated A or better by Moody's Investors Service, Inc. or A+ or better by Standard & Poor's Corporation; PROVIDED, HOWEVER, that deposits or certificates of deposits with commercial banking institutions which are a member of the Federal Reserve System are Permitted Investments so long as any such deposit does not exceed $250,000.

          "PERSON" means an individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or governmental authority.

          "PLAN OF REMEDIATION" means collectively (i) the Corrective Action Plan, dated August 14, 1995, (ii) the Phase I Environmental Site Assessment of the Cheyenne Hotel Property, dated March 16, 1997, and (iii) the Phase I Environmental Site Assessment of the Reno Hotel Property, dated March, 1998.

          "PLEDGE AGREEMENTS" mean the Pledge and Security Agreement made on the date hereof by the Guarantor in favor of the Lender, whereunder the Guarantor's interests in Speakeasy Reno and Speakeasy Vegas are pledged.

          "POST-DEFAULT RATE" means a rate per annum equal to 22%.

          "PREPAYMENT FACTOR" means (i) at any time during the period beginning on the Second Amended Closing Date to and including the first anniversary thereof, 1.05; (ii) at any time during the period beginning on the day after the first anniversary of the Second Amended Closing Date to and including the second anniversary of the Second Amended Closing Date, 1.03; (iii) at any time during the period beginning on the day after the second anniversary of the Second Amended Closing Date to and including the third anniversary of the Second Amended Closing Date, 1.02; (iv) at any time during the period beginning on the day after the third anniversary of the Second Amended Closing Date to and including the fourth anniversary of the Second Amended Closing Date, 1.01; and on the scheduled Maturity Date, 1.00.

          "PROPERTY" means (i) the Reno Hotel Property, (ii) the Cheyenne Hotel Property, and (iii) the West Virginia Property.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated July 2, 1996, between the Lender and the Guarantor, as amended or otherwise modified from time to time.

          "RENO DEED OF TRUST" means the Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated the date hereof, made by Speakeasy Reno in favor of the Lender, with respect to the Reno Hotel.

          "RENO HOTEL PROPERTY" means the property described on Exhibit D hereto, together with the Reno Hotel situated on such land.

          "RENO LOAN" means the term loan made by the Lender to the Borrower in an aggregate principal amount of $8,000,000, pursuant to Article II hereof, to be used by Speakeasy Reno for the purpose of acquiring the Reno Hotel from Reno Hotel LLC.

          "RENO PURCHASE AGREEMENT" means the Purchase Agreement, dated as of April 30, 1998, by and between Speakeasy Reno and Reno Hotel LLC with respect to the purchase by Speakeasy of the Reno Hotel Property.

          "SECOND AMENDED CLOSING DATE" means July 2, 1997.

          "SECOND AMENDED LOAN AGREEMENT" means the Second Amended and Restated Term Loan Agreement, dated July 2, 1996, as amended and restated as of December 10, 1996, as further amended and restated as of July 2, 1997, by and between Mountaineer, the Guarantor, and the Lender.

          "SECURITY AGREEMENTS" means the Speakeasy Security Agreements and the Amended and Restated Security Agreement.

          "SPEAKEASY RENO" means Speakeasy Gaming of Reno, Inc., a Nevada corporation.

          "SPEAKEASY VEGAS" means Speakeasy Gaming of Las Vegas Inc., a Nevada corporation.

          "SPEAKEASY SECURITY AGREEMENTS" means collectively (i) the General Security Agreement, dated as of the date hereof, made by Speakeasy Reno in favor of the Lender, as amended or otherwise modified from time to time and (ii) the General Security Agreement, dated as of the date hereof, made by Speakeasy Vegas in favor of the Lender, as amended or otherwise modified from time to time.

          "STOCK CERTIFICATE" means any original stock certificate issued by the Guarantor representing shares of Common Stock.

          "STOCK TRANSFER AGREEMENT" means the Stock Transfer Agreement, dated as of July 2, 1996, between the Lender and the Guarantor.

          "SUBSIDIARY" means any corporation of which more than 50% of the outstanding capital stock or similar rights of holders of equity having (in the absence of contingencies) ordinary voting power to elect directors (or Persons performing similar functions) of such corporation is, at the time of determination, owned directly, or indirectly through one or more intermediaries, by any Person.

          "TAXES" means any tax imposed by the States of West Virginia or Nevada or any subdivision thereof.

          "TERM COMMITMENT" means the commitment of the Lender to make Term Loans to the Borrower pursuant to Article II hereof in the principal amount not to exceed $27,865,000.

          "TERM LOANS" means (a) the Initial Term Loan, (b) the Reno Loan, and
(c) the Cheyenne Term Loan, each as described in Article II hereof.

          "TERM NOTE" means the promissory note of the Borrowers, dated the Closing Date, in the original principal amount of $27,865,000, evidencing the Indebtedness resulting from the making of the Term Loans and delivered to the Lender pursuant to Article II hereof, as such Term Note may be modified or amended from time to time, and any promissory note or notes issued in exchange or replacement therefor.

          "TERM OBLIGATIONS" has the meaning assigned to such term in Section
10.13 hereof.

          "TERMINATION DATE" means the earlier to occur of (a) the Maturity Date and (b) the date on which all of the Obligations have been fully performed.

          "TRANSACTION COSTS" has the meaning specified therefore in Section
10.04 hereof.

          "UNFUNDED LIABILITY" has the meaning specified therefore in Subsection 7.01(j) hereof.

          "WARRANTS" means validly issued warrants for the purchase of shares of Common Stock, in substantially the form attached hereto as Exhibit A.

          "WEST VIRGINIA DEED OF TRUST" means the Deed of Trust, Leasehold Deed of Trust Security Agreement, Assignment, Fixture Filing, and Financing Statement, dated July 2, 1996, made by Mountaineer in favor of the Lender, with respect to the West Virginia Property.

          "WEST VIRGINIA FIRST PRIORITY DEED OF TRUST" means the Credit Line Deed of Trust, Leasehold Deed of Trust, Security Agreement, Assignment, Fixture Filing and Financing Statement, dated as of December 10, 1996, by and among Mountaineer, the Lender and the trustees named therein, as amended or otherwise modified from time to time, with respect to the West Virginia Property.

          "WEST VIRGINIA PROPERTY" means the property described on Exhibit E hereto.

          SECTION 1.02. Accounting and Other Terms. Unless otherwise expressly stated herein, all accounting determinations hereunder shall be made, all accounting terms used herein shall be interpreted, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP. All terms used in this Agreement which are defined in Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

                                     ARTICLE II

                         AMOUNT AND TERMS OF THE TERM LOANS

          SECTION 2.01. TERM COMMITMENT. Any principal amount of any Term Loan which is repaid or prepaid by the Borrowers may not be reborrowed.

          SECTION 2.02. MAKING THE TERM LOANS. The Lender has made or will on the Funding Date make Term Loans to the Borrowers in the form of (a) the Initial Term Loan made under the Amended Loan Agreement in the original principal amount of $16,100,000 disbursed to Mountaineer in the amounts of $5,000,000 on July 3, 1996 and $11,100,000 on December 26, 1996, (b) the Reno
Loan in the original principal amount of $8,000,000 disbursed to Speakeasy Reno on the Funding Date, and (c) the Cheyenne Term Loan in the original principal amount of $3,765,000 disbursed to Speakeasy Vegas on the Funding Date. The Term Loans shall continue to be outstanding until the Termination Date. The amount of the Term Loans may be increased to provide for the funding and payment of the Lender's fees and costs incurred in connection herewith, together with interest due thereon, which are unpaid as of the Termination Date and which accrue thereafter. The books and records of the Lender shall be presumptive evidence of the amount of Obligations under the Term Loans outstanding from time to time, whether in excess of the principal amount of the Term Note or otherwise, absent manifest error.

                  SECTION 2.03.    TERM LOAN INTEREST.

               (a) LOAN. The Term Loans shall bear interest on the principal amount thereof from time to time outstanding from the Effective Date until such principal amount becomes due at an interest rate per annum of thirteen percent (13%).

               (b) INTEREST PAYMENT. Interest on the Term Loans shall be payable monthly, in arrears, on the last day of each month, commencing April 30, 1998, and ending on the Termination Date (whether by demand, acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand.

          SECTION 2.04. REPAYMENT. The Term Loans shall be payable as to principal in full on the Maturity Date, together with all such other amounts as may be necessary to repay in full all unpaid Term Obligations to the Lender. In the event that the Term Loans are prepaid due to acceleration of the Term Loans after the occurrence of an Event of Default, the amount of the outstanding principal of the Term Loans shall be determined by multiplying the outstanding principal amount under the Term Note by the Prepayment Factor (excluding the Cheyenne Construction Loans, the Cheyenne Term Loan and the Reno Term Loan).

          SECTION 2.05.     OPTIONAL PREPAYMENT OF THE TERM LOANS.  Any
Borrower may, on the same Business Day's telephone notice no later than 11:00 A.M. (New York City time) (promptly confirmed in writing) prepay the outstanding amount of the Term Loans in whole, but not in part, by payment of the sum of (i) an amount equal to the product of (a) the Prepayment Factor and (b) the outstanding principal amount of the Term Loans (excluding the Cheyenne Construction Loans, the Cheyenne Term Loan and the Reno Term Loan), plus (ii) accrued interest to the date of such prepayment, plus (iii) the balance of the Loan Fees not previously paid to the Lender, plus (iv) all other Term Obligations; PROVIDED, HOWEVER, that the Borrowers may not prepay the Term Loans unless, simultaneously therewith, the Borrowers also prepay the Line Loan as set forth in Section 3.05 hereof and the Cheyenne Construction Loans as set forth in
Section 4.05 hereof. Upon such payment in accordance with Section 2.05, at the sole cost and expense of the Borrowers, the Lender will return to the Borrowers appropriate and proper releases of the Cheyenne Deed of Trust, the Reno Deed of Trust, the West Virginia Deed of Trust, the West Virginia First Priority Deed of Trust, and such other documents as the Loan Parties may reasonably request to effect a release of the Lender's security interest in the Collateral.

          SECTION 2.06.     USE OF PROCEEDS. (a)  The proceeds of the Line
Loans will be used for general working capital purposes of Mountaineer and up to an aggregate amount of $1,500,000 of the principal amount of the Line Loans may be borrowed to fund general working capital of Speakeasy Reno and Speakeasy Vegas relating to the Reno Hotel Property or the Cheyenne Hotel Property, respectively; (b) the proceeds of the Reno Loan will be used solely to finance the acquisition by Speakeasy Reno of the Reno Hotel Property from Reno Hotel LLC; (c) the proceeds of the Cheyenne Loan will be used solely to finance the acquisition by Speakeasy Vegas of the Cheyenne Hotel Property from Banter, Inc.; and (d) the proceeds of the Cheyenne Construction Loans will be used solely by Speakeasy Vegas to finance improvements to the Cheyenne Hotel Property.


                                    ARTICLE III

                         AMOUNT AND TERMS OF THE LINE LOANS

          SECTION 3.01. LINE COMMITMENT. Any principal amount of the Line Loan which is repaid or prepaid by the Borrowers subsequent to the Funding Date may not be reborrowed.

          SECTION 3.02. MAKING THE LINE LOANS. Two (2) Business Days after receipt by the Lender of a written request for a loan in substantially the form of Exhibit B attached hereto, the Lender shall make available to the Borrower requesting such loan an amount set forth in such borrowing notice not less than $100,000 nor more than an amount (the "ADDITIONAL LINE AMOUNT") equal to the positive difference between the outstanding principal amount of the Line Loans on the funding date of the requested Line Loan and the Line Commitment, and the Borrowers shall, upon satisfaction of all of the conditions relating thereto contained herein and in the other Loan Documents, borrow such amount on the terms and conditions set forth hereunder. The sum of (a) the outstanding principal amount of the Line Loans as of the opening of business on the Funding Date and (b) the Additional Line Amount shall be evidenced by the Line Note and shall be the "LINE LOANS". The Lender may act without liability upon the basis of written notice believed by the Lender in good faith to be from a Borrower (or from any officer thereof designated in writing to the Lender). On the funding date of the applicable Line Loan, and upon fulfillment of the applicable conditions set forth in Article

VI hereof, the Lender will make available the applicable Line Loan to the applicable Borrower by delivering the proceeds thereof, in immediately available funds (either in the form of a certified bank check or wire transfer) less the fees and expenses then due and payable under Sections 5.01(a) and 10.04 hereof. The applicable Line Loan will be disbursed to the Borrower requesting the applicable Line Loan. The outstanding amount of a Line Loan may be increased to provide for the funding and payment of the Lender's fees and costs incurred in connection with the applicable Line Loan, together with interest due thereon, which are unpaid as of the Termination Date and which accrue thereafter. The records of the Lender shall be presumptive evidence of the amount of Obligations under the Line Loans outstanding from time to time whether in excess of the initial principal amount of the Line Note or otherwise, absent manifest error.

          SECTION 3.03.     LINE LOAN INTEREST.

               (a) LOANS. The Line Loans shall bear interest on the principal amount thereof from time to time outstanding from the Effective Date until such principal amount becomes due at an interest rate per annum of thirteen percent (13%).

               (b) INTEREST PAYMENT. Interest on the outstanding principal amount of the Line Loans shall be payable monthly, in arrears, on the last day of each month, commencing April 30, 1998, and on the Termination Date (whether by demand, acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand.

          SECTION 3.04. REPAYMENT. The Line Loans shall be payable as to principal in full on the Maturity Date, together with all such other amounts as may be necessary to repay in full all unpaid Line Obligations to the Lender. In the event that the Line Loans are prepaid due to acceleration of the Line Loans after the occurrence of an Event of Default, the amount of the outstanding principal of the Line Loans shall be determined by multiplying the outstanding principal amount under the Line Note by the Prepayment Factor.

          SECTION 3.05. PREPAYMENT OF THE LINE LOAN. The Borrowers may, on the same Business Day's telephone notice no later than 11:00 A.M. (New York City time) (promptly confirmed in writing) prepay the outstanding amount of the Line Loans in whole, but not in part, by payment of the sum of (i) an amount equal to the product of (a) the Prepayment Factor and (b) the outstanding amount of the Line Loans, plus (ii) accrued interest to the date of such prepayment, plus
(iii) the balance of the Loan Fees not previously paid to the Lender; PROVIDED, HOWEVER, that the Borrowers may not prepay the Line Loans unless, simultaneously therewith, the Borrowers also prepay the Term Loans as set forth in Section 2.05 hereof and the Cheyenne Construction Loans as set forth in Section 4.05 hereof.

                                     ARTICLE IV

                AMOUNT AND TERMS OF THE CHEYENNE CONSTRUCTION LOANS

          SECTION 4.01. CONSTRUCTION COMMITMENT. Any principal amount of the Cheyenne Construction Loans which is repaid or prepaid by the Borrowers subsequent to the Funding Date may not be reborrowed.

          SECTION 4.02.     MAKING THE CHEYENNE CONSTRUCTION LOANS.

          (a) BORROWING PROCEDURES. Two (2) Business Days after receipt by the Lender of a written request for a loan in substantially the form of Exhibit B attached hereto, the Lender shall make available to Speakeasy Vegas an amount set forth in such borrowing notice in an amount not to exceed the amount (the "ADDITIONAL CONSTRUCTION AMOUNT") equal to the positive difference between the outstanding principal amount of the Cheyenne Construction Loans on the funding date of the requested Cheyenne Construction Loan and the Construction Commitment, and the Borrowers shall, upon satisfaction of all of the conditions relating thereto contained herein and in the other Loan Documents, borrow such amount on the terms and conditions set forth hereunder. The sum of (i) the outstanding principal amount of the Cheyenne Construction Loans as of the opening of business on the Funding Date and (ii) the Additional Construction Amount shall be evidenced by the Construction Note and shall be the "CONSTRUCTION LOANS". The Lender may act without liability upon the basis of written notice believed by the Lender in good faith to be from a Borrower (or from any officer thereof designated in writing to the Lender). On the funding date of the applicable Cheyenne Construction Loan, and upon fulfillment of the applicable conditions set forth in Section 4.02(b) and Article VI hereof, the Lender will make available the applicable Cheyenne Construction Loan to the applicable Borrower by delivering the proceeds thereof, in immediately available funds (either in the form of a certified bank check or wire transfer) less the fees and expenses then due and payable under Sections 5.01(a) and 10.04 hereof. The applicable Cheyenne Construction Loan will be disbursed to Speakeasy Vegas. The outstanding amount of the applicable Cheyenne Construction Loan may be increased to provide for the funding and payment of the Lender's fees and costs incurred in connection with the applicable Cheyenne Construction Loan, together with interest due thereon, which are unpaid as of the Termination Date and which accrue thereafter. The records of the Lender shall be presumptive evidence of the amount of Obligations under the Cheyenne Construction Loans outstanding from time to time whether in excess of the initial principal amount of the Construction Note or otherwise, absent manifest error.

          (b) CONDITIONS PRECEDENT. Notwithstanding anything herein to the contrary, no Cheyenne Construction Loan shall exceed an amount equal to the out-of-pocket costs and expenses paid to unaffiliated third parties and incurred by Speakeasy with respect to improvements constructed on the Cheyenne Hotel Property, and the amount so advanced shall thereupon be added to the outstanding principal balance of the Construction Note and shall thereafter bear interest as set forth herein. Any disbursement by the Lender hereunder shall be subject to there having occurred no Default or Event of Default which shall then be continuing.

          SECTION 4.03.     CHEYENNE CONSTRUCTION LOAN INTEREST.

               (a) LOANS. The Cheyenne Construction Loans shall bear interest on the principal amount thereof from time to time outstanding from the Effective Date until such principal amount becomes due at an interest rate per annum of thirteen percent (13%).

               (b) INTEREST PAYMENT. Interest on the outstanding principal amount of the Cheyenne Construction Loans shall be payable monthly, in arrears, on the last day of each month, commencing April 30, 1998, and on the Termination Date (whether by demand, acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand.

          SECTION 4.04. REPAYMENT. The Cheyenne Construction Loans shall be payable as to principal in full on the Maturity Date, together with all such other amounts as may be necessary to repay in full all unpaid Construction Obligations to the Lender.

          SECTION 4.05. PREPAYMENT OF THE CHEYENNE CONSTRUCTION LOANS. The Borrowers may, on the same Business Day's telephone notice no later than 11:00 A.M. (New York City time) (promptly confirmed in writing) prepay the outstanding amount of the Cheyenne Construction Loans in whole, but not in part, by payment of the sum of (i) an amount equal to the outstanding amount of the Cheyenne Construction Loans, plus (ii) accrued interest to the date of such prepayment, plus (iii) the balance of the Loan Fees not previously paid to the Lender; PROVIDED, HOWEVER, that the Borrowers may not prepay the Cheyenne Construction Loans unless, simultaneously therewith, the Borrowers also prepay the Term Loan as set forth in Section 2.05 hereof and the Line Loans as set forth in Section
3.05 hereof.

                                     ARTICLE V

              FEES, PAYMENTS, DEFAULT INTEREST AND OTHER COMPENSATION

          SECTION 5.01. FEES AND OTHER CONSIDERATION. The fees and other consideration provided for herein are in addition to the fees and other consideration which were due and payable on the Initial Closing Date, the Amended Closing Date and the Second Amended Closing Date.

               (a) LINE LOAN FEES. On the Closing Date, the Borrowers, jointly and severally, shall pay to the Lender, in immediately available funds, a non-refundable fee (the "LOAN FEE") of $150,000 in consideration of the Lender's agreement to increase the Line Commitment from $5,376,500 to $10,376,500. Each of the Borrowers and the Guarantor hereby acknowledges and confirms that the Line Loan Fee has been unconditionally earned by the Lender as of the Closing Date. The Borrowers hereby instruct the Lender to withhold such portion of the Line Loan Fee due on the Closing Date, as elected by the Borrowers, from the proceeds of the Funding Date Loan Amount, and the amount so withheld shall constitute a part of the Line Loan for all purposes hereunder.

               (b) AUDIT AND COLLATERAL MONITORING FEES. The Borrowers shall pay to the Lender, jointly and severally, on each anniversary of the Effective Date, the costs and expenses incurred by the Lender in connection with the periodic collateral appraisals and audit reviews performed by or on behalf of the Lender in such year; PROVIDED, HOWEVER, that so long as no Event of Default has occurred and is continuing, the Borrowers' obligation under this Subsection 5.01(c) shall be limited to $25,000 for each 365 (or 366, as applicable) day period following the Effective Date.

               (c) COMMON STOCK AND WARRANTS. The Lender hereby acknowledges and agrees that the Guarantor has delivered to the Lender all Stock Certificates and Warrants required to be delivered pursuant to Section 4.01(c) and (d) of the Second Amended Loan Agreement (except for such Stock Certificates and Warrants that may be required to be delivered to the Lender in connection with a complete or partial exercise of such Warrants by the Lender).

          SECTION 5.02. PAYMENTS AND COMPUTATIONS. The Borrowers, jointly and severally, will make each payment under the Loan Documents to which they are a party not later than 2:30 P.M. (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Lender at the Payment Office, or at such other place or to such account as the Lender may designate by notice to the Borrowers. All payments shall be made by the Borrowers without defense, set-off or counterclaim to the Lender. Subject to Section 9.01 below, all interest, fees, costs and expenses for which the Borrowers are obligated under any Loan Document shall, if not timely paid by the Borrowers, be added to the principal amount of the Line Loan, Term Loan or Cheyenne Construction Loan, and the Borrowers hereby authorize the Lender to, and the Lender may, from time to time, increase the principal amount of the Line Loan, the Term Loan or Cheyenne Construction Loan by any such amounts due under any Loan Document to which the Borrowers are a party. The Borrowers confirm that any addition to principal which the Lender so makes to a Loan as herein provided will be made as an accommodation to the Borrowers and solely at the Lender's discretion. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest and fees.
All computations of interest under this Agreement and any other Loan Document and all fees shall be made by the Lender on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest is payable; PROVIDED, HOWEVER, that with respect to any date on which any Borrower makes a repayment or prepayment of principal, interest in respect of such principal repayment or prepayment amount shall be calculated on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest is payable but excluding the day on which such repayment or prepayment of principal is made. In no event shall prior recourse to any Collateral be a prerequisite to the Lender's right to demand payment of any Obligation. The Lender's records kept in the ordinary course of its business shall be presumed to be correct and shall constitute PRIMA FACIE evidence of the amount owing or paid with respect to any Obligation, absent manifest error.

          SECTION 5.03. TAXES. (a) If any Borrower shall be required by any applicable law, rule or regulation to deduct or withhold any Taxes from or in respect of any amount payable hereunder, then (i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Lender pursuant to this sentence) the Lender shall receive an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrowers shall make such deductions or withholdings and (iii) the Borrowers, jointly and severally, shall pay to the relevant taxation authority the full amount required to be so deducted or withheld. Whenever any Taxes are payable by any Borrower, as promptly as possible thereafter such Borrower shall send the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to such authority. If, due to the imposition of any Taxes, the Lender's tax liability with respect to any amounts payable hereunder to any other taxing authority is reduced, the amount of such reduction shall be paid by the Lender to the Borrowers upon Borrowers' demand therefor; PROVIDED, HOWEVER, that in no event shall the Lender be required to pay to any Borrower an amount in excess of the amount withheld by such Borrower in respect of Taxes due from or in respect of any amount payable hereunder.

               (b) If the Lender shall be required to pay any West Virginia Taxes in respect of any amount payable by any Borrower hereunder, then the Borrowers shall, upon demand by the Lender, jointly and severally, pay to the Lender an amount equal to the difference between (i) the Taxes required to be paid by the Lender, and (ii) the amount, if any, of the reduction of the Lender's tax liability to any other taxing authority resulting from the payment of such Taxes; PROVIDED, HOWEVER, that in no event shall the Lender be required to pay to the Borrowers an amount in excess of the amount paid by such Borrower to the Lender pursuant to this paragraph 5.03(b).

          SECTION 5.04. DEFAULT INTEREST. Any Obligation hereunder with respect to the Loans, including the principal of the Loans, fees and (to the extent permitted by law) interest which is not paid when due (after any applicable grace period therefor set forth in Section 9 hereof), whether upon demand, by acceleration or otherwise, and all amounts payable after the occurrence and during the continuance of an Event of Default, shall bear interest from the day when due until such amount is paid in full at a rate per annum equal to the Post-Default Rate. In the event that any amount of principal of, or interest on, any Loan is not paid within 10 days of the due date thereof (whether by demand, acceleration or otherwise) when due, the Borrowers shall, upon demand, pay an additional fee equal to 5% of the amount of such principal and/or interest not timely paid and such fee shall be owed, jointly and severally, by each Borrower.


                                     ARTICLE VI

                      CONDITIONS TO EFFECTIVENESS AND LENDING

          SECTION 6.01. CONDITIONS TO FUNDING OF THE FUNDING DATE LOAN AMOUNT. The Lender shall have no obligation to fund the Funding Date Loan Amount until the date (the "FUNDING DATE") on which each of the following conditions precedent shall have been satisfied:

               (a) PAYMENT OF FEES, ETC. The Borrowers shall have paid on or before the Funding Date all fees, costs, expenses and Taxes then payable by the Borrowers pursuant to Sections 5.01, 5.03 and 10.04 hereof.

               (b) REPRESENTATIONS AND WARRANTIES; NO EVENT OF DEFAULT. The representations and warranties contained in Section 7.01 of this Agreement and in each other Loan Document and certificate or other writing delivered to the Lender pursuant hereto on or prior to the Funding Date, shall be correct on and as of the Funding Date as though made on and as of such date; and no Event of Default, or event which with the giving of notice or the lapse of time or both would constitute an Event of Default, shall have occurred and be continuing on the Funding Date or would result from the increase in the Line Loans, the Cheyenne Construction Loans and the Term Loan by the Funding Date Loan Amount.

               (c) LEGALITY. The making of the Loans shall not contravene any law, rule or regulation applicable to the Lender, the Borrowers or the Guarantor.

               (d) DELIVERY OF DOCUMENTS. The Lender shall have received on or before the Funding Date the following, each in form and substance satisfactory to the Lender and, unless indicated otherwise, dated the Funding Date (except for items 6.01(d)(vi) and (vii), which shall be dated December 10, 1996) in each case duly executed by the parties thereto:

                    (i)     this Agreement;

                    (ii)    the Reno Purchase Agreement;

                    (iii)   the Cheyenne Purchase Agreement;

                    (iv)    the Reno Deed of Trust;

                    (v)     the Cheyenne Deed of Trust;

                    (vi) the Term Note made by the Borrowers to the order of the Lender in the amount of $27,865,000, dated the Closing Date, pursuant to Article II hereof.;

                    (vii) the Line Note made by the Borrowers to the order of the Lender in the amount of $10,376,500, dated the Closing Date, pursuant to Article III hereof;

                    (viii) the Construction Note made by the Borrowers to the order of the Lender in the amount of $1,700,000, dated the Closing Date, pursuant to Article IV hereof;

                    (ix)    the Speakeasy Security Agreements;

                    (x)     the Pledge Agreements;

                    (xi) financing statements on Form UCC-1, duly executed by Speakeasy Reno, Speakeasy Vegas and the Guarantor and duly filed in such office or offices as may be necessary or, in the opinion of the Lender, desired to perfect the security interests purported to be created by the Speakeasy Security Agreements;

                    (xii) certified copies of the requests for information on Form UCC-11, listing all effective financing statements which name Speakeasy Reno, Speakeasy Vegas and the Guarantor as debtors, together with copies of such financing statements;

                    (xiii) notice of borrowing from the Borrowers and the Guarantor in favor of the Lender, as required pursuant to Section 3.02 of this Agreement;

                    (xiv) evidence of the recording of the Cheyenne Deed of Trust in such other office or offices as may be necessary or, in the opinion of the Lender, desirable to perfect each Lien purported to be created thereby or to otherwise protect the rights of the Lender thereunder;

                    (xv) evidence of the recording of the Reno Deed of Trust in such other office or offices as may be necessary or, in the opinion of the Lender, desirable to perfect each Lien purported to be created thereby or to otherwise protect the rights of the Lender thereunder;

                    (xvi) the Title Insurance Policy for the Cheyenne Hotel Property;

                    (xvii)  the Title Insurance Policy for the Reno Hotel
     Property;

                    (xviii) a Survey of the Cheyenne Hotel Property;

                    (xix)   a Survey of the Reno Hotel Property;

                    (xx) a title report with respect to the Cheyenne Hotel Property showing only those exceptions as are acceptable to the Lender, in its sole and absolute discretion;

                    (xxi) a title report with respect to the Reno Hotel Property showing only those exceptions as are acceptable to the Lender, in its sole and absolute discretion;

                    (xxii) a certificate of insurance evidencing insurance on all Property of the Borrowers as is required by Section 8.01(g) hereof, naming the Lender as additional insured as its interests may appear for all insurance maintained by the Borrowers;

                    (xxiii) all of the Property Documents in the possession of any Loan Party as described in Section 2(b) of the Cheyenne Purchase Agreement;

                    (xxiv) all of the Property Documents in the possession of any Loan Party as described in Section 2(b) of the Reno Purchase Agreement;

                    (xxv) a copy of the resolutions adopted by the Board of Directors of each Loan Party, certified as of the Funding Date by an authorized officer thereof, authorizing (A) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such entity is or will be a party, and (B) the execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party and the execution and delivery of the other documents to be delivered by the Loan Parties in connection herewith;

                    (xxvi) a certificate of an authorized officer of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which such entity is or will be a party and the other documents to be executed and delivered by the Loan Parties in connection herewith, together with evidence of the incumbency of such authorized officers;

                    (xxvii) a copy of the corporate charter of each Loan Party, certified as of the Funding Date by an authorized officer of each Loan Party;

                    (xxiii) a copy of the by-laws of each Loan Party, certified as of the Funding Date by an authorized officer of such Loan Party;

                    (xxix) an opinion of (i) Ruben & Aronson, LLP, and (ii) Nevada counsel to the Borrowers and the Guarantor, in each case as to such matters as the Lender may reasonably request;

                    (xxx) a copy of the Financial Statements, together with a certificate of the chief executive officer or chief financial officer of each of the Borrowers, setting forth all existing guarantees and other contingent liabilities of the Borrowers;

                    (xxxi)  a certificate, dated as of a date not more than ten
     (10) Business Days prior to the Closing Date, of the appropriate official of the jurisdiction of incorporation and each jurisdiction of foreign qualification, both inside and outside the United States, of each Loan Party, certifying as to the subsistence in good standing of, and the payment of taxes by, each Loan Party in such jurisdictions and listing all charter documents of each Loan Party on file with such official(s), together with confirmation by telephone or telegram (where available) on the Closing Date from such official(s) as to such matters; and

                    (xxxii) such other agreements, instruments, approvals, opinions and other documents as the Lender may reasonably request.

               (e) PROCEEDINGS; RECEIPT OF DOCUMENTS. All proceedings in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be satisfactory to the Lender and its counsel, and the Lender and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Lender or such counsel may reasonably request.

               (f) MATERIAL ADVERSE CHANGE. The Lender shall have determined, in its sole and absolute discretion, that no material adverse change shall have occurred in the business, operations, assets, financial condition or prospects of any Borrower or the Guarantor after December 31, 1997.

               (g) DUE DILIGENCE. The Lender shall have completed its due diligence with respect to the Loan Parties and the results thereof shall be acceptable to the Lender, in its sole and absolute discretion.


                                    ARTICLE VII

                           REPRESENTATIONS AND WARRANTIES

         SECTION 7.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS AND THE GUARANTOR. The Borrower and the Guarantor, as appropriate, each represent and warrant, jointly and severally, as follows:

               (a) ORGANIZATION, GOOD STANDING, ETC. Each Loan Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated to make the borrowings hereunder and to consummate the transactions contemplated hereby and by each of the Loan Documents to which it is a party, and (iii) is duly qualified to do business and is in good standing in each jurisdiction and territory, inside and outside of the United States, in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary. Each Borrower is a wholly-owned subsidiary of the Guarantor.

               (b) AUTHORIZATION, ETC. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party (i) have been duly authorized by all necessary corporate action, (ii) do not and will not contravene the charter or by-laws, law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant to any such Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

               (c) GOVERNMENTAL APPROVALS. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required in connection with the due execution, delivery and performance by each Borrower or the Guarantors of any Loan Document to which such Persons are or will be parties.

               (d) ENFORCEABILITY OF LOAN DOCUMENTS. This Agreement is, and each other Loan Document to which each Borrower or the Guarantor is or will be a party, when delivered hereunder, will be a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms.

               (e) CERTIFICATES. Each Stock Certificate issued and delivered pursuant to subsection 5.01(c) or pursuant to the terms of any Warrant shall, upon issuance and delivery pursuant to the terms hereof or the terms of such Warrant, as may be the case, represent validly issued, fully paid and non-assessable shares of Common Stock.

               (f) SUBSIDIARIES. There are no Subsidiaries of Mountaineer other than Mountaineer Magic, Inc. There are no subsidiaries of Speakeasy Reno or Speakeasy Vegas. There are no subsidiaries of the Guarantor other than
(i) Mountaineer, (ii) Speakeasy Reno, (iii) Speakeasy Vegas, (iv) Excal Energy Corporation, a Michigan Corporation, and (v) Golden Palace Casinos, Inc., a Minnesota Corporation. The Guarantor owns 100% of the common stock of each of the foregoing subsidiaries.

               (g) LITIGATION. Except as set forth on Schedule I and in the Financial Statements, there is no pending or threatened action, suit or proceeding affecting any Borrower or the Guarantors before any court or other Governmental Authority or any arbitrator. There is no pending or threatened action, suit or proceeding affecting any Borrower or the Guarantor before any court or other Governmental Authority or any arbitrator which may materially adversely affect the operations or condition, financial or otherwise, of such Person or the ability of such Person to perform its obligations under any Loan Document to which such Person is or will be a party.

               (h) FINANCIAL CONDITION. The Financial Statements, copies of which have been delivered to the Lender, fairly present the financial condition of the Loan Parties as of the respective dates thereof and the results of operations of the Loan Parties for the fiscal periods ended on such respective dates, all in accordance with GAAP. Since December 31, 1997, there has been no material adverse change in such condition or operations. There has been no change in the number of shares of Common Stock outstanding since March 20, 1998, as reported on the Form 10-K of the Guarantor for the period ending December 31, 1997, other than as set forth on Schedule II.

               (i) COMPLIANCE WITH LAW, ETC. Any Borrower nor the Guarantor is in violation of its charter or by-laws, any law or any material term of any agreement or instrument binding on or otherwise affecting it or any of its properties.

               (j) ERISA. Neither Loan Party maintains, or is obligated to maintain or contribute to, any Employee Plan or Multiemployer Plan. As of the Closing Date, neither Loan Party has any employee benefit plan with respect to which the present value of all vested, nonforfeitable benefits under such plan exceeds the fair market value of the assets of such plan allocable to such benefits (any such amount constituting an "UNFUNDED LIABILITY").

               (k) TAXES, ETC. After giving effect to any lawful extension, all Federal, state and local tax returns and other reports required by applicable law to be filed by each Borrower or the Guarantor have been filed, and all taxes, assessments and other governmental charges imposed upon each Borrower or the Guarantor or any property of any Borrower or the Guarantor which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

               (l) REGULATION U. Any Borrower nor the Guarantor is or will not be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

               (m) ADVERSE AGREEMENTS, ETC. Any Borrower nor the Guarantor is a party to any agreement or instrument, or subject to any charter or other corporate restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority or regulatory body, which materially adversely affects, or, to the best knowledge of any Borrower or the Guarantor, in the future is reasonably likely to materially adversely affect, the condition or operations, financial or otherwise, of any Borrower or the Guarantor or the ability of any Borrower or the Guarantor to perform its obligations under any Loan Document to which any Loan Party is or will be a party.

               (n) HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Any Borrower nor the Guarantor is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

               (o) PERMITS, ETC. Each of the Borrowers and the Guarantor has all permits, licenses, authorizations and approvals required for it to lawfully own and operate its respective businesses other than those that, if not obtained or in effect, would not in the aggregate have a material adverse effect on the business of the Borrowers and the Guarantor, respectively; PROVIDED, HOWEVER, that the permits, licenses, authorizations and approvals of Speakeasy Vegas and Speakeasy Reno with respect to gaming and hotel operation in Nevada, set forth on Schedule X hereto, have not been obtained and Speakeasy Reno and Speakeasy Vegas hereby agree to use their best efforts to obtain all such licenses, permits, authorizations and approvals as soon as practicable. Schedule III sets forth all licenses, permits, authorizations and approvals required by any Governmental Authority for the lawful conduct of each Borrowers' business, and, except for those listed on Schedule X, each of the foregoing has been obtained by the Borrowers and is in full force and effect as of the Closing Date. On the last Business Day of each month, until all such permits have been obtained, Borrowers will supplement Schedules III and X.

               (p) TITLE TO PROPERTIES. Each Borrower has good and marketable title to all of its properties and assets, free and clear of all liens, security interests and other charges and encumbrances and other types of preferential arrangements, except such as are permitted by Section 8.02(a) hereof. All of the properties of any Borrower are titled in such Borrower's legal name. Any Borrower has used, or filed a financing statement (or other evidence of a lien, charge or Security Interest) under, any other name in any United States jurisdiction or territory outside the United States for at least the last five
(5) years.

               (q) FULL DISCLOSURE. Except for any misstatements or omissions which may be contained in any Property Document (other than any and all Property Documents prepared by or on behalf of any Borrower), no Loan Document or schedule or exhibit thereto and no certificate, report, statement or other document or information furnished to the Lender in connection herewith or with the consummation of the transactions contemplated hereby, contains any misstatement of material fact or omits to state a material fact or any fact necessary to make the statements contained herein or therein not misleading. There is no contingent liability or other material fact of which any Borrower or the Guarantor is aware after reasonable inquiry that may adversely affect the condition or operations, financial or otherwise, or the business or prospects of any Borrower or the Guarantor which has not been set forth in a footnote included in the Financial Statements or a Schedule thereto or hereto.

               (r) OPERATING LEASE OBLIGATIONS. No Borrower has any obligation as lessee for the payment of rent for any real or personal property other than as set forth in Schedule IV.

               (s) INDEBTEDNESS. The Borrowers have no Indebtedness other than Indebtedness set forth on Schedule V.

               (t) ENVIRONMENTAL MATTERS. Except as set forth in the Plan of Remediation, (i) each Borrower is in compliance with all applicable Environmental Laws, and (ii) none of the operations of any Borrower is the subject of any Federal, state or local investigation to determine whether any remedial action is needed to address the presence, disposal, release or threatened release of any Hazardous Material into the environment which may have a material adverse effect on the business, operations, property, assets or financial or other condition of any Borrower, and no Borrower has any contingent liability in connection with any release of any Hazardous Material into the environment which may have a material adverse effect on its business, operations, property, assets or financial or other condition.

               (u) SCHEDULES. All of the information which is scheduled to this Agreement is correct and accurate in all material respects, and all of the information that would be required to accurately revise each such schedule to bring it current as of the Closing Date has been disclosed to the Lender by the Borrowers or the Guarantor in writing delivered to the Lender. No subsequent event except for operating losses incurred by Speakeasy Vegas with respect to the Cheyenne Hotel Property and by Speakeasy Reno with respect to the Reno Hotel Property, could reasonably be expected to have a material adverse effect on any of (a) the business, assets, properties or condition of a Loan Party, (b) the ability of either Loan Party to perform any of the obligations of such Loan Party under any Loan Document,
(c) the legality, validity or enforceability of this Agreement or any of the other Loan Documents, (d) the rights and remedies of the Lender under this Agreement or any of the other Loan Documents, or (e) the creation, perfection or priority of the Lender's lien on, or security interest in, any of the Collateral, securing the payment of any of the Obligations.

               (v) INSURANCE. Each Borrower and the Guarantor keeps its insurable properties adequately insured and maintains (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) personal liability insurance and public liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death or properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law or as may be reasonably required in writing by the Lender.

               (w) SOLVENCY OF MOUNTAINEER. As of the date first written above, and after giving effect to the Loans and to liens created by Mountaineer in connection therewith, (i) the sum of the assets, at a fair valuation, of Mountaineer will exceed its debts ("debt" means any liability on a claim, and "claim" means (A) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (B) right to an equitable remedy for breach of performance if such breach gives rise to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured);
(ii) Mountaineer has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature; and (iii) Mountaineer has, and will have, sufficient capital with which to conduct its business.

               (x) SOLVENCY OF THE GUARANTOR. As of the date first written above, and after giving effect to the Loans and to liens created by each Borrower in connection therewith, (i) the sum of the consolidated assets, at a fair valuation, of the Guarantor will exceed its consolidated debts ("debt" means any liability on a claim, and "claim" means (A) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (B) right to an equitable remedy for breach of performance if such breach gives rise to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured); (ii) the Guarantor has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature; and (iii) the Guarantor will have sufficient capital with which to conduct its business.

               (y) BUSINESS OF SPEAKEASY. Other than the transactions contemplated hereby, Speakeasy Reno and Speakeasy Vegas have conducted no business, have no assets or liabilities and have incurred no Indebtedness.

          SECTION 7.02. REPRESENTATIONS, WARRANTIES AND COVENANTS OF LENDER. Lender hereby represents and warrants to and covenants with the Borrowers and the Guarantor that:

               All shares of Common Stock acquired by Lender in accordance with this Agreement are being acquired by Lender without a view to distribute any of the shares of Common Stock in any transaction which would be in violation of the Securities Act of 1933, as amended.

                                    ARTICLE VIII

                    COVENANTS OF THE BORROWER AND THE GUARANTOR

          SECTION 8.01. AFFIRMATIVE COVENANTS. So long as any principal of or interest on any Loan shall remain unpaid or the Lender shall have any commitment to make a Loan hereunder, each Borrower, jointly and severally, and, where appropriate, the Guarantor will, unless the Lender shall otherwise consent in writing:

               (a)  REPORTING REQUIREMENTS.  Furnish to the Lender:

                    (i) as soon as available and in any event within 45 days after the end of each month, an interim (A) consolidated and consolidating balance sheets of each Borrower as at the end of such month and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such month, (B) consolidated and consolidating statement of income of each Borrower as at the end of such month and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such month, and (C) consolidated and consolidating statement of cash flow of each Borrower for such month and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such month, setting forth in comparative form the corresponding figures for the corresponding date or period of the immediately preceding fiscal year and setting forth the budget for such period all in reasonable detail and prepared in accordance with generally accepted accounting principles consistently applied, each duly certified by the chief financial officer of such Borrower as (1) fairly presenting the financial condition of such Borrower at the end of such month, and the results of the operations of such Borrower for such month (subject to normal year-end audit adjustments), and (2) having been prepared in accordance with generally accepted accounting principles consistently applied;

                    (ii) as soon as available and in any event within 45 days after the end of each fiscal quarter of each Borrower, an interim (A) consolidated and consolidating balance sheet of each Borrower as at the end of such quarter and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such quarter, (B) consolidated and consolidating statement of income of each Borrower as at the end of such quarter and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such quarter, and (C) consolidated and consolidating statement of cash flow of each Borrower for such quarter and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such quarter setting forth in comparative form the corresponding figures for the corresponding date or period of the immediately preceding fiscal year and setting forth the budget for such period, all in reasonable detail and prepared in accordance with generally accepted accounting principles consistently applied, each duly certified by the chief financial officer of such Borrower as (1) fairly presenting the financial condition of such Borrower at the end of such quarter, and the results of the operations of such Borrower for such quarter (subject to normal year-end audit adjustments), and (2) having been prepared in accordance with generally accepted accounting principles consistently applied;

                    (iii) as soon as available and in any event within 90 days after the end of each fiscal year of each Borrower or such time that the information required to be delivered pursuant to subparagraph 7.01(a)(v) is delivered to the Securities and Exchange Commission without violation of any rule, regulation or order thereof, a (A) consolidated and consolidating balance sheet of each Borrower as at the end of such fiscal year, (B) consolidated and consolidating statement of income of each Borrower as at the end of such fiscal year, and (C) consolidated and consolidating statement of cash flow of each Borrower for such fiscal year setting forth in comparative form the corresponding figures for the immediately preceding fiscal year and setting forth the budget for such fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles consistently applied and, in the case of balance sheets and statement of income, accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of an independent certified public accountant of recognized standing selected by each Borrower and satisfactory to the Lender, together with any management letter prepared by such accountant and a written statement of such accountant (1) to the effect that in making the examination necessary for its certification of such financial statements, it has not obtained any knowledge of the existence of an Event of Default, or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, or (2) if such accountant shall have obtained any knowledge of the existence of an Event of Default, or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, describing the nature thereof;

                    (iv) within 45 days after the end of any fiscal quarter of the Guarantor or such time that the information required to be delivered pursuant to this subparagraph 7.01(a)(iv) is delivered to the Securities and Exchange Commission without violation of any rule, regulation or order thereof, balance sheets of the Guarantor and its subsidiaries as of the end of such fiscal quarter and statements of income and retained earnings of the Guarantor and its subsidiaries for the period commencing at the beginning of the fiscal year in which such fiscal quarter falls through the end of such fiscal quarter, certified as accurate and correct by the chief financial officer of the Guarantor;

                    (v) within 120 days after the end of each fiscal year of the Guarantor or such time that the information required to be delivered pursuant to this subparagraph 7.01(a)(v) is delivered to the Securities and Exchange Commission without violation of any rule, regulation or order thereof, a copy of the annual report for such fiscal year for the Guarantor and its subsidiaries containing financial statements for such year certified in a manner acceptable to Lender by independent public accountants of recognized standing;

                    (vi) promptly after the sending or filing thereof, copies of all reports that the Guarantor sends to any of its security holders, reports and copies of all reports and registration statements that the Guarantor or any subsidiary files with the Securities and Exchange Commission or any national securities exchange;

                    (vii) promptly upon delivery thereof, all reports and filings made by each Borrower and/or the Guarantor to the West Virginia Racing Commission or the West Virginia Lottery Commission;

                    (viii) simultaneously with the delivery of the financial statements required by clauses (i), (ii), (iii), (iv) and (v) of this
     Section 8.01(a), (A) a certificate of the chief financial officer of the appropriate Loan Party, stating that such officer has reviewed the provisions of this Agreement and the other Loan Documents to which such Loan Party is a party and has made or caused to be made under his supervision a review of the condition and operations of such Loan Party during the period covered by such financial statements with a view to determining whether each Borrower was in compliance with all of the provisions of such Loan Documents, and that such review has not disclosed, and such officer has no knowledge of, the existence during such period of an Event of Default, or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default;

                    (ix) as soon as available, and in any event no later than 90 days after the end of each year, annual financial projections (including forecasted income statements, cash flow statements, schedules of cash receipts and disbursements and borrowings hereunder) of each Borrower and the Guarantor for the next succeeding three-year period, all in reasonable detail, together with all such supporting information as the Lender shall reasonably request;

                    (x) promptly after submission to any Governmental Authority not otherwise referred to in this subsection 8.01(a), all documents and information furnished to such Governmental Authority, unless such documents and information are furnished in the ordinary course of business and will not result in any adverse action to be taken by such Governmental Authority;

                    (xi) promptly after obtaining knowledge thereof but in any event not later than five (5) days after the occurrence of an Event of Default, or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, or a material adverse change in the condition or operations, financial or otherwise, of each Borrower, the written statement of the chief executive officer or the chief financial officer of such Borrower, setting forth the details of such Event of Default, event or material adverse change and the action which such Borrower proposes to take with respect thereto;

                    (xii) as soon as possible and in any event within 10 days after any Borrower, the Guarantor or any of their Affiliates knows or has reason to know of the existence of any Unfunded Liability, a notice setting forth the amount of such Unfunded Liability, certified by the chief financial officer of the applicable Loan Party.

                    (xiii) promptly after the commencement thereof but in any event not later than ten (10) days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Borrower or the Guarantor, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which may materially adversely affect the condition or operations, financial or otherwise, of any Borrower or the Guarantor; and

                    (xiv) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of each Borrower or the Guarantor as the Lender from time to time may reasonably request.

               (b) COMPLIANCE WITH LAWS, ETC. Comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of their properties, and
(ii) paying all lawful claims which if unpaid might become a lien or charge upon any of their properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

               (c) PRESERVATION OF EXISTENCE, ETC. Maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary. Maintain all licenses and accreditations necessary to conduct the business of each Borrower and the Guarantor.

               (d) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep adequate records and books of account, with complete entries made in accordance with GAAP.

               (e) INSPECTION RIGHTS. Permit the Lender or any agent or representative thereof at any reasonable time and from time to time to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to conduct audits or examinations, and to discuss its affairs, finances and accounts with any of the directors, officers, employees, independent accountants or other representatives thereof. The Borrowers, jointly and severally, agree to pay the cost of each such audit or examination as provided in subsection 5.01(c).

               (f) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which a Borrower or the Guarantor is a party as lessee or under which a Borrower or the Guarantor occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

               (g) MAINTENANCE OF INSURANCE. Maintain insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, personal liability and hazard insurance) with respect to its properties and business, in such amounts and covering such risks, as is required by (i) any Governmental Authority or other regulatory body having jurisdiction with respect thereto (ii) any Loan Document or (iii) as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated. The Borrowers shall pay over to the Lender any amount of insurance proceeds received by any Borrower or the Guarantor payable in respect of a casualty loss in excess of $250,000.00 (as a mandatory prepayment (without application of the Prepayment Factor) of the then outstanding Loans, to be applied by the Lender to such Loans in its discretion).

               (h) ENVIRONMENTAL INDEMNITY. Comply with the requirements of all applicable Environmental Laws, provide to the Lender all documentation in connection with such compliance that the Lender may reasonably request, and defend, indemnify, and hold harmless the Lender, its employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses) arising out of (i) the presence, disposal, release, or threatened release of any Hazardous Materials on any property at any time owned or occupied by any Borrower (or its predecessors in interest or title); (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (iii) any investigation, lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials; and/or (iv) any violation of any Environmental Law; PROVIDED, HOWEVER, that with respect to the Reno Hotel Property and the Cheyenne Hotel Property, the foregoing environmental indemnity shall not apply to or relate to any condition to the extent such condition existed on the Reno Hotel Property or the Cheyenne Hotel Property during the period of time prior to the acquisition by Speakeasy Reno of the Reno Hotel Property or Speakeasy Vegas of the Cheyenne Hotel Property.

               (i) NOTIFICATION OF EVENT OF DEFAULT. Immediately notify Lender in writing of any default of nonpayment or any other default or event of default or notice thereof under any agreements or instruments representing material Indebtedness of a Borrower or the Guarantor or any Lien on their respective assets.

               (j) FURTHER ASSURANCES. Each Loan Party shall do, execute, acknowledge and deliver, at the sole cost and expense of such Loan Party, all such further acts, deeds, conveyances, mortgages, assignments, estoppel certificates, financing statements, notices of assignment, transfers and assurances as the Lender may reasonably require from time to time in order to better assure, convey, grant, assign, transfer and confirm unto the Lender the rights now or hereafter intended to be granted to the Lender under this Agreement, any Loan Document or any other instrument under which such Loan Party may be or may hereafter become bound to convey, mortgage or assign to the Lender to effect the intention or facilitate the performance of the terms of the Agreement.

               (k) ADDITIONAL SECURITY. The Borrowers shall, within 14 days of the acquisition of any asset by any Borrower with the proceeds of a Line Loan or a Cheyenne Construction Loan (whether such acquisition is funded in whole or in part by such proceeds), execute and deliver all documents necessary or desirable, in the opinion of counsel to the Lender, to perfect a first priority security interest in such asset in favor of the Lender; PROVIDED, HOWEVER, that with respect to any asset that is partially funded by a purchase money mortgage or purchase money security interest in accordance with subsection 8.02(a)(vii) hereof, the Lender's security interest may be subject to such purchase money mortgage or security interest; and PROVIDED, FURTHER, HOWEVER, that the Lender shall not have additional security in the event such purchase money mortgage or security agreement precludes junior financing. Each Borrower and the Guarantor hereby acknowledge and agree that (i) any asset other than an equity interest in a Person acquired by it after the date hereof shall be automatically subject to a Lien in favor of the Lender pursuant to the Security Agreements and be subject to the terms thereof, and (ii) any asset that is an equity interest in another Person shall be subject to the terms and conditions of a pledge agreement in form and substance reasonably satisfactory to the Lender.

               (l) ENVIRONMENTAL ACTIONS The Borrowers shall take all remedial and other actions as set forth in the Plan of Remediation in a timely manner.

               (m) SPEAKEASY RENO FRANCHISE AGREEMENTS. Speakeasy Reno is currently in negotiations with Ramada Franchise Systems, Inc. or an affiliate thereof ("Ramada") regarding the Reno Hotel Property. Speakeasy Reno will use its best efforts to finalize with Ramada or another franchise company reasonably satisfactory to Lender, a new license agreement for the Reno Hotel Property which shall include (or be coupled with) a termination of the pre-existing franchise agreement dated April 10, 1997 (the "Pre-Existing Ramada Franchise Agreement") between Reno Hotel, LLC and Ramada Franchising Systems, Inc. without requiring Lender or Reno Hotel LLC to pay Ramada liquidated damages pursuant to the existing franchise agreement. Concurrently with the execution of any new franchise agreement, Speakeasy Reno shall require the franchise company to execute, for the benefit of Lender, either a comfort letter, tri-party agreement or conditional assignment of the new franchise agreement, in each case in a form reasonably satisfactory to Lender. Speakeasy Reno shall immediately deliver such instrument to Lender along with a copy of the executed franchise agreement.

               (n)  SPEAKEASY VEGAS FRANCHISE AGREEMENTS.   Speakeasy Vegas has
determined not to pursue a franchise agreement with Days Inn of America Inc. with respect to the Cheyenne Hotel Property and is currently in negotiations with Ramada regarding the Cheyenne Hotel Property. Speakeasy Vegas will use its best efforts to finalize with Ramada or another reputable franchise company (including a new agreement with Days Inn of America Inc.) as soon as practicable (it being understood that (i) Speakeasy Vegas intends to close the Cheyenne Hotel Property for a period of time during construction of improvements and renovation of hotel rooms; and (ii) no franchise agreement will be in place during such "dark" time) a new license agreement for the Cheyenne Hotel

Property. In the event Speakeasy Vegas cannot, despite its best efforts, conclude a franchise agreement for the Cheyenne Hotel Property on terms acceptable to it, then Speakeasy Vegas shall operate the Cheyenne Hotel Property as an "independent" hotel without any affiliation with a hotel franchise company and shall do so in a prudent manner, in accordance with the customary business practices of the hotel and/or casino industry.

               (o) MANAGEMENT AGREEMENT, FRANCHISE AGREEMENTS. Any management agreement which shall be entered into by any Borrower, pursuant to which the Reno Hotel Property or the Cheyenne Hotel Property are managed, or any subsequent modification thereto or replacement thereof, shall be in a form satisfactory to the Lender and shall be approved by the Lender in
writing (an "Approved Management Agreement").   Concurrently with the
execution of any Approved Management Agreement, the Borrowers shall require the management company to execute, for the benefit of Lender, either a comfort letter, tri-party agreement or conditional assignment of the Approved Management Agreement, in each case in a form reasonably satisfactory to Lender. With respect to (i) an Approved Management and/or (ii) the license agreement or agreements entered into pursuant to Section 8.01 (m) or (n) above, or any modifications or replacements thereof approved in writing by Lender, or any substitute hotel franchise or license agreement approved in writing by Lender (collectively, an "Approved Franchise Agreement"), each of Speakeasy Reno and Speakeasy Vegas hereby covenants and agrees with Lender that it shall:

                    (i) promptly notify Lender of any default under the Approved Franchise Agreement or the Approved Management Agreement of which it is aware; and

                    (ii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, default notice and other material report received by it under the Approved Franchise Agreement or the Approved Management Agreement.

               (p) MANAGEMENT AGREEMENT, FRANCHISE AGREEMENTS. Each of Speakeasy Reno and Speakeasy Vegas further covenants to Lender that it shall not, without Lender's prior consent:

                    (i) surrender, terminate or cancel any Approved Franchise Agreement or Approved Management Agreement; or

                    (ii) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under the Approved Franchise Agreement or the Approved Management Agreement in any materially adverse respect.

Notwithstanding the foregoing provisions of this subsection (p), with respect to an Approved Franchise Agreement, so long as no Event of Default or event which with the giving of notice or the passage of time or both would constitute an Event of Default exists, Speakeasy Reno and/or

Speakeasy Vegas shall have the right, upon written notice to but without the prior consent of Lender, to effect a termination or cancellation of an Approved Franchise Agreement if it is coupled with the execution of a new Franchise Agreement which is (i) on business terms at least as favorable as the Approved Franchise Agreement and (ii) with a reputable franchise company which licenses properties that have a standard average daily rate equal to or greater than the average daily rate required under the Approved Franchise Agreement.

               (q) LEASES WITH CASINO OPERATORS. Speakeasy shall have the right to terminate the lease entered into (and consented to by Lender pursuant to Section 2.12 of the Reno Deed of Trust and/or the Cheyenne Deed of Trust) for the operation of a casino in a portion of the Reno Hotel Property or the Cheyenne Hotel Property at such time as Speakeasy or an affiliate thereof shall have obtained all governmental approvals required to operate a casino at one or both of such properties and, in such event, Speakeasy (or its affiliate, pursuant to an agreement reasonably acceptable to Lender) shall thereafter operate such casino(s) in accordance with the applicable terms of this Agreement and in accordance with law.


          SECTION 8.02. NEGATIVE COVENANTS. So long as any principal of or interest on any Loan, or any Obligation, shall remain unpaid or the Lender shall have any commitment to make any Loan, the Borrowers will not and, where appropriate, the Guarantor will not, without the prior written consent of the
Lender:

               (a) LIENS, ETC. Create or suffer to exist any Lien upon or with respect to any of its properties, rights or other assets, whether now owned or hereafter acquired, or assign or otherwise transfer any right to receive income, other than:

                    (i)     Liens created pursuant to the Loan Documents;

                    (ii) With respect to Mountaineer, liens existing on the date hereof as set forth on Schedule VI to the Amended Loan Agreement, or, with respect to Speakeasy Reno or Speakeasy Vegas, liens existing on the date hereof, as set forth in Schedule VI hereto, and the renewal and replacement of such liens, provided that any such renewal or replacement lien shall be limited to the property or assets covered by the lien renewed or replaced and the indebtedness secured by any such renewal or replacement lien shall be in an amount not greater than the amount of indebtedness secured by the lien renewed or replaced;

                    (iii) Liens for taxes, assessments or governmental charges or levies to the extent that the payment thereof shall not be required by Section 8.01(b)(i) hereof;

                    (iv) Liens created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business and securing claims the payment of which shall not be required by Section 8.01(b)(ii) hereof;

                    (v) deposits, pledges or Liens (other than liens arising under ERISA) securing (A) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (B) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations, or (C) obligations on surety or appeal bonds, but only to the extent such deposits, pledges or liens are incurred or otherwise arise in the ordinary course of business and secure obligations which are not past due;

                    (vi) restrictions on the use of real property and minor irregularities in the title thereto which do not (A) secure obligations for the payment of money or (B) materially impair the value of such property or its use by any Loan Party in the normal conduct of such Loan Party's business;

                    (vii) (A) purchase money liens on or purchase money security interests in equipment acquired or held by any Borrower in the ordinary course of its business to secure the purchase price of such property or Indebtedness incurred solely for the purpose of financing the acquisition of such property, or (B) liens or security interests existing on such property at the time of its acquisition, PROVIDED, that (1) no such lien or security interests shall extend to cover any other property of the Borrowers, and (2) the principal amount of the Indebtedness secured by any such lien or security interest shall not exceed 100% of the lesser of the fair market value or the cost of the property so held or acquired; and

                    (viii)  any other Lien in favor of the Lender.

               (b) INDEBTEDNESS. Create, incur or suffer to exist any Indebtedness, other than:

                    (i)     Indebtedness to the Lender;

                    (ii)    Indebtedness created hereunder or under the Notes;

                    (iii) Indebtedness existing on the date hereof, as set forth in Schedule V hereto, and any extension of maturity, refinancing or other modification of the terms thereof, PROVIDED, HOWEVER, that such extension, refinancing or modification (A) is pursuant to terms that are not less favorable to the Borrowers than the terms of the Indebtedness being extended, refinanced or modified, and (B) after giving effect to the extension, refinancing or modification of such Indebtedness, the amount of such Indebtedness outstanding is not greater than the amount of such Indebtedness outstanding immediately prior to such extension, refinancing or modification;

                    (iv) Indebtedness represented by accounts payable incurred in the ordinary course of business;

                    (v) Indebtedness secured by liens or security interests permitted by clause (vii) of subsection (a) of this Section 8.02;

                    (vi) Subordinated Indebtedness of the Borrowers on terms approved, in writing, by the Lender; and

                    (vii)   Indebtedness under Operating Leases permitted by
     Section 8.02(g) hereof.

               (c) GUARANTIES, ETC. Assume, guarantee, endorse or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss), in connection with any Indebtedness of any other Person, other than:

                    (i)     guaranties created hereunder or under any Loan
     Document;

                    (ii) guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

                    (iii) guaranties existing on the date hereof, as set forth in Schedule VII, including any renewal or other modification thereof, PROVIDED, HOWEVER, that such renewal or modification (A) is pursuant to terms that are not less favorable to the Borrowers than the terms of the guaranty being renewed or modified, and (B) after giving effect to the renewal or modification of such guaranty, the amount of the outstanding indebtedness guaranteed by such guaranty is not greater than the amount of the outstanding indebtedness guaranteed by such guaranty immediately prior to such renewal or modification; and

                    (iv) guaranties of any other Indebtedness to the Lender or Indebtedness permitted by subsection (b) of this Section 8.02;

PROVIDED, HOWEVER, that the Guarantor may: (i) form subsidiaries which incur Indebtedness ("NEW SUBSIDIARY DEBT"); and (ii) in the discretion of the Guarantor, guarantee such New Subsidiary Debt pursuant to a guarantee of collection (but not a guarantee of payment), in each case subject to the conditions that such guarantee of collection or other obligation of any kind of the Guarantor in respect of such New Subsidiary Debt, or guarantee thereof, contains provisions reasonably satisfactory to the Lender to the effect that (A) no Person with any rights to any payment in respect of such New Subsidiary Debt shall have the right, at any time prior to the date which is one year and one day after the date on which all of the Obligations have been satisfied in full, to acquiesce, petition or otherwise invoke, or cause any other Person acquiesce, petition or otherwise to invoke, the process of any court or other Governmental Authority for the purpose of commencing or sustaining a case against the Guarantor under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Guarantor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Guarantor, (B) no recourse may be had against the common stock of the borrower owned by the Guarantor, or any assets of any Borrower, in respect of such New Subsidiary Debt or guarantee thereof, and (C) no term or covenant with respect to such New Subsidiary Debt may, directly or indirectly, impair Lender's

Liens, security interests and claims granted or arising under this Agreement or the other Loan Documents.

               (d)  MERGER, CONSOLIDATION, SALE OF ASSETS, ETC.

                    (i)     merge or consolidate with any Person; or

                    (ii) sell, assign, lease, engage in sale leaseback transactions or otherwise transfer or dispose of, whether in one transaction or in a series of related transactions, any substantial portion of its properties, rights or other assets (whether now owned or hereafter acquired) to any Person.

               (e) CHANGE IN NATURE OF BUSINESS. Make any material change in the nature of its business as conducted on at the date hereof.

               (f) INVESTMENTS, ETC. Make any loan, advance or contribution to any Person or purchase or otherwise acquire any capital stock, properties, assets or obligations of, or any interest in, any Person, other than (i) Permitted Investments, (ii) investments existing on the date hereof, as set forth in Schedule VIII, (iii) advances to employees or vendors made in the ordinary course of its business as presently conducted, not to exceed at any one time outstanding an aggregate of $500,000 for all such loans and advances,
(iv) advances, loans or contributions to Affiliates of the Guarantor with the consent of the Lender, such consent not to be unreasonably withheld and (v) the acquisition by Speakeasy Reno of the Reno Hotel Property and the acquisition by Speakeasy Vegas of the Cheyenne Hotel Property.

               (g) LEASE OBLIGATIONS. Create, incur or suffer to exist any obligation as lessee (i) for the payment of rent for any real or personal property in connection with any sale and leaseback transaction, or (ii) for the payment of rent for any real or personal property under Operating Leases which would cause the aggregate amount of all obligations in respect of Operating Leases payable by any Borrower in any fiscal year of such Borrower to exceed 105% of the Operating Leases outstanding as of the end of the prior fiscal year; PROVIDED, HOWEVER, that the Borrowers may incur such obligations with respect to Capital Leases and capital purchases for video lottery terminals and other gaming equipment in an aggregate amount not to exceed $5,000,000 per year; and PROVIDED FURTHER that Speakeasy Vegas and Speakeasy Reno may enter into office leases, the monthly lease payments for which shall not exceed, in the aggregate, $3,000.00. Nothing herein shall be deemed to place a general limit on capital expenditures which are not specifically limited herein.

               (h) SALARIES AND WITHDRAWALS. Pay or become obligated to pay any fees, wages, distributions, salary, bonus, commission, contributions to deferred benefit plans or any other compensation (with the exception of options to purchase common stock of the Guarantor for a price not less than the market price on the date of grant) ("Compensation") to, or for the benefit of, the Guarantor or any officers of any Borrower or the Guarantor in any calendar year in excess of 120% of such Persons Compensation in the immediately preceding calendar year to the extent such Persons were employed in the preceding year.

               (i) DIVIDENDS, ETC. Declare or pay any dividend, purchase or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its stockholders as such, or make any other payment or distribution of assets to its stockholders as such or to purchase or otherwise acquire for value any stock of any Borrower; PROVIDED, HOWEVER, that nothing herein shall prevent any Borrower from making distributions to the Guarantor in the aggregate in any fiscal year equal to the lesser of (i) the amount necessary to pay the expenses of the Guarantor, and (ii) $500,000.00 plus expenses paid to any third parties, in each case minus the funds available to the Guarantor from other sources other than through the issuance of securities.

               (j) FEDERAL RESERVE REGULATIONS. Permit the Loan or the proceeds of the Loan under this Agreement to be used for the purpose which violates or is inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

               (k) TRANSACTIONS WITH AFFILIATES. Permit a Borrower to enter into or be a party to any transaction with any of its Affiliates, except in the ordinary course of business for fair consideration and on terms no less favorable to such Borrower as are available from unaffiliated third parties; PROVIDED that the Guarantor may form a wholly-owned Subsidiary to enter into management contracts with (i) its Affiliates to operate gaming and hotel properties, and (ii) non-Affiliates for gaming and hotel property services, in each case subject to (x) approval by the Lender of the form and substance of such contracts and the receipt by the Lender of a collateral assignment of each such contract pursuant to documentation reasonably satisfactory to the Lender,
(y) the pledge by the Guarantor of all of the capital stock of such wholly-owned Subsidiary, and (z) subject to the requirements of the law the granting by such wholly-owned Subsidiary of a first priority, perfected security interest in all of such wholly-owned Subsidiary's assets pursuant to documentation reasonably satisfactory to the Lender.

               (l) FISCAL YEAR, ACCOUNTING POLICIES. Permit any material change in the fiscal year or accounting policies and procedure of each Borrower without the prior written consent of the Lender.

               (m) IMPROVEMENTS. Make or commit to make any improvements on the Property with a total cost in excess of $250,000.00 without the prior written consent of the Lender, after Lender's review of all plans, permits and other items necessary to ensure that any such improvement will comply with all applicable building and safety requirements as the Lender, in its sole and absolute discretion, may determine; PROVIDED, HOWEVER, that the foregoing limitations shall not apply to the proceeds of the Line Loans or the Cheyenne Construction Loans, which proceeds shall be used primarily for such improvements.

               (n)  ISSUANCE OF STOCK.  Permit the issuance by any Borrower of
(i) any additional shares of any class of capital stock, (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares of capital stock or (iii) any warrants, options, contracts or other commitments that entitle any Person to purchase or otherwise acquire any such shares of capital stock.

          SECTION 8.03. ADDITIONAL COVENANTS OF THE GUARANTOR. So long as any of the Obligations remains outstanding, the Guarantor:

               (a) shall not take any action to increase the par value of the Common Stock (except to the extent required in the event of a reverse split of the Common Stock);

               (b) shall not issue any Common Stock, any preferred stock or any security providing for the purchase of or convertibility into, or exchangeable for, Common Stock or preferred stock, other than;

                    (i) in connection with stock rights, warrants and options existing on the date hereof as set forth on Schedule IX;

                    (ii) in connection with future incentive stock options or warrants for employees of the Guarantor not to exceed 4% of the number of outstanding shares of Common Stock in any fiscal year, it being understood that the re-granting (upon expiration or other cancellation thereof) of any stock options previously granted pursuant to a plan set forth in Schedule IX shall not be included in such 4%;

                    (iii) in the ordinary course of business of the Guarantor not to exceed 2% of the number of outstanding shares of Common Stock in any fiscal year;

                    (iv) in connection with any merger, acquisition or sale of a major portion of the assets of the Guarantor approved in writing by the Lender, such approval not to be unreasonably withheld; and

                    (v)     to the Lender;

               (c) shall not create or suffer to exist any Lien upon or with respect to any of the common stock of any Borrower other than a Lien in favor of the Lender; and

               (d) shall, after the filing with the West Virginia Lottery Commission by the Lender of its application for approval under the license of any Borrower, use its best efforts to obtain the approval of each applicable Governmental Authority to the pledge of all of the shares of the common stock of such Borrower pursuant to a pledge agreement and, upon such approval, or the written opinion of counsel to the Guarantor that such pledge would not result in a revocation of any approval, license or permit required by such Borrower for the conduct of its gaming businesses, shall execute and deliver a pledge agreement to the Lender in form and substance reasonably satisfactory to the Lender, together with such other documents as are customarily delivered and /or executed and delivered in connection therewith.

          SECTION 8.04. ADDITIONAL COVENANT. So long as any of the Obligations remains outstanding, Mountaineer shall maintain an EBITDA Average of at least $500,000.

                                     ARTICLE IX

                                 EVENTS OF DEFAULT

          SECTION 9.01. EVENTS OF DEFAULT. If any of the following Events of Default shall occur and be continuing:

               (a) any Borrower shall fail to pay any principal on any Loan when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise);

               (b) any Borrower shall fail to pay any interest on any Loan or any fee or other amount (whether by scheduled payment, acceleration, demand or otherwise) within three (3) Business Days of the date when due; PROVIDED, HOWEVER, that failure to make payments when due with respect to Obligations in this Subsection 8.01(b) more than three (3) times in any twelve (12) month period shall constitute an Event of Default hereunder;

               (c) any representation or warranty made by any Loan Party or any officer of any Loan Party under or in connection with any Loan Document shall have been incorrect in any material respect when made;

               (d) any Loan Party shall fail to perform or observe any of the covenants contained in Sections 8.01, 8.02, or 8.03 hereof, or Article XI hereof;

               (e) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document and to be performed or observed by such Loan Party within twenty-eight (28) days of the receipt by such Loan Party of notice of the failure to perform or observe such term, covenant or agreement;

               (f) there shall occur any breach or default under any other agreement involving the borrowing of money under which such Loan Party or any of its subsidiaries may be obligated as borrower or guarantor;

               (g) any Loan Party (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due, or shall admit in writing its inability to pay its debts generally,
(iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (g);

               (h) any proceeding shall be instituted against any Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

               (i) any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Loan Party, or a proceeding shall be commenced by any Loan Party, or by any Governmental Authority or other regulatory body having jurisdiction over any Loan Party, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny that such Loan Party has any liability or obligation purported to be created under any Loan Document;

               (j) the Security Agreements, the West Virginia Deed of Trust, the West Virginia First Priority Deed of Trust, the Reno Deed of Trust, the Cheyenne Deed of Trust or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, to the extent provided for by the terms hereof or thereof, first or second priority lien on or security interest in any Collateral purported to be covered thereby;

               (k) one or more judgments or orders (other than a judgment or award described in subsections (g) and (h) of this Section 9.01) for the payment of money exceeding any applicable insurance coverage shall be rendered against any Loan Party, and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

               (l) any Loan Party or any Affiliate of a Loan Party shall suffer to exist any Unfunded Liability in excess of $100,000; or

               (m) Mountaineer shall fail to perform or observe the covenant contained in Section 8.04 hereof;

then, and in any such event, the Lender may, by notice to the Borrowers, (i) declare its Commitment to make any Loan hereunder to be terminated, whereupon such Commitment shall forthwith terminate, (ii) declare the Loans, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Loans (including, without limitation, all of the Term Obligations then accrued and an amount equal to the product of (a) the Prepayment Factor and (b) the outstanding principal amount of the Loans), all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; PROVIDED, HOWEVER, that upon the occurrence of an Event of Default described in subsections (g) and (h) of this Section 9.01, the Commitment to make any Loan hereunder shall immediately terminate and the Loans, all such interest thereon and all other amounts shall become payable and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrowers; PROVIDED FURTHER, that upon the occurrence of an Event of Default other than the events described in Subsections (a), (b), (g) and (h), the Borrowers shall have three (3) Business Days in which to cure such Event of Default and (iii) exercise any and all of its other rights under applicable law, hereunder and under the other Loan Documents; PROVIDED, FURTHER, that the Event of Default described in subsection (m) of this Section 9.01 shall apply to the Line Loan only, and shall not be deemed a default under subsection (f) of this Section
9.01 with respect to the Term Loan and, accordingly, not result in the acceleration of amounts due under the Term Note.

                                     ARTICLE X

                                   MISCELLANEOUS

          SECTION 10.01. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied, with a copy sent promptly thereafter by U.S. mail, return receipt requested or delivered, if to a Borrower or the Guarantor, at the following address:

     Mountaineer Park, Inc.
     Route 2 South
     Chester, West Virginia  26034
     Attention:     Mr. Edson Arneault, President
     Telephone No.: (304) 387-2400
     Telecopy No.:  (304) 387-1598

with copies to:

     Ruben & Aronson, LLP
     3299 K Street, N.W., Suite 403
     Washington, D.C.  20007
     Attention:     Robert L. Ruben, Esq.
     Telephone No.: (202) 965-3600
     Telecopy No.:  (202) 965-3700

and if to the Lender, to it at the following address:

     Madeleine LLC
     450 Park Avenue
     New York, New York  10022
     Attention:     Mr. Kevin P. Genda
     Telephone No.: (212) 891-2117
     Telecopy No.:  (212) 758-5305
with copies to:

     Schulte Roth & Zabel LLP
     900 Third Avenue
     New York, New York 10022
     Attention:     Paul E. Weber, Esq.
     Telephone No.: (212) 756-2232
     Telecopy No.:  (212) 593-5955

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 10.01. All such notices and other communications shall be effective (i) if mailed, when received or three days after mailing, whichever first occurs, (ii) if telecopied, when transmitted, provided same is on a Business Day and, if not, on the next Business Day, or (iii) if delivered, upon delivery, provided same is on a Business Day and, if not, on the next Business Day, except that notices to the Lender pursuant to Article II hereof shall not be effective until received by the Lender.

          SECTION 10.02. AMENDMENTS, ETC. No amendment of any provision of this Agreement, any Note or any other Loan Document shall be effective unless it is in writing and signed by each Borrower, the Guarantor and the Lender, and no waiver of any provision of this Agreement, any Note or any other Loan Document, nor consent to any departure by a Borrower or the Guarantor therefrom, shall be effective unless it is in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 10.03. NO WAIVER; REMEDIES, ETC. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Lender provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any right or remedy provided by law. The rights of the Lender under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Lender to exercise any of its rights under any other Loan Document against such party or against any other Person.

          SECTION 10.04. FEES, COSTS, EXPENSES AND TAXES. The Borrowers will pay, jointly and severally, on demand (i) all fees, costs and expenses in connection with the preparation, execution, delivery, filing, recording, amendment, modification and waiver of the Loan Documents and the other documents to be delivered pursuant to the Loan Documents, including, without limitation, the reasonable fees, out-of-pocket expenses and other client charges of Schulte Roth & Zabel LLP, counsel to the Lender, Lionel Sawyer & Collins, Nevada counsel to the Lender, and Bowles Rice McDavid Graff & Love, West Virginia counsel to the Lender, and the reasonable fees, out-of-pocket expenses and other client charges of all accountants, auditors and consultants retained by the Lender in connection with the transactions contemplated by this Agreement, and (ii) all costs and expenses, if any (including reasonable counsel fees, out-of-pocket expenses and other client charges), in connection with the enforcement of the Loan Documents and the other documents to be delivered pursuant to the Loan Documents. In addition, the Borrowers will pay, jointly and severally, any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of the Loan Documents and the other documents to be delivered pursuant to the Loan Documents, and will save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.
All of the foregoing fees, costs, expenses and taxes are herein referred to as "Transaction Costs". Upon the occurrence of the Closing Date, the Borrowers' obligation to pay the fees of Schulte Roth & Zabel LLP and Lionel Sawyer & Collins relating solely to the sale to Speakeasy Vegas of the Cheyenne Hotel Property and to Speakeasy Reno of the Reno Hotel Property shall terminate. For the avoidance of doubt, the Borrowers shall continue to be obligated to pay all of the fees of Schulte Roth & Zabel LLP and Lionel Sawyer & Collins with respect to all matters other than the sale of such properties. In no event, however, shall the Borrowers be obligated to pay any of the fees of Schulte Roth & Zabel LLP or Lionel Sawyer & Collins with respect to Lender's application for license by, or exemption from, the licensing requirements of any Governmental Authority in the State of Nevada.

          SECTION 10.05. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, the Lender may, and is hereby authorized to, at any time and from time to time, without notice to the Borrowers (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by law, set off and apply any and all indebtedness at any time owing by the Lender to or for the credit or the account of the Borrowers against any and all Obligations now or hereafter existing, irrespective of whether or not the Lender shall have made any demand hereunder or thereunder and although such Obligations may be contingent or unmatured. The Lender agrees to notify the Borrowers promptly after any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 10.05 are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

          SECTION 10.06. SEVERABILITY. Any provision of this Agreement, or of any other Loan Document to which each Borrower or the Guarantor is a party, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 10.07. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of each Borrower, the Guarantor and the Lender and their respective successors and assigns, except that any Borrower nor any Guarantor may assign its rights hereunder or any interest herein without the prior written consent of the Lender. The Lender may assign to one or more banks or other entities all or any part of, or may grant participations to one or more banks or other entities in or to all or any part of the Commitment, the Loans or the Notes and, to the extent of any such assignment or participation (unless otherwise stated therein), the assignee of such assignment shall have the same rights and benefits hereunder and under such Note(s) as it would have if it were the Lender hereunder. In connection with any assignment by the Lender pursuant hereto, the Borrowers shall, promptly upon request by the Lender, execute and deliver a new Note or Notes, in replacement of the then effective Note or Notes, in an aggregate principal amount equal to the outstanding principal amount of the applicable Loan or Loans at such time, payable to the order of the Lender and/or an assignee(s). The Lender may, in connection with any such assignment or participation or as may be required by law or any Governmental Authority or other regulatory body, disclose any public and non-public information relating to each Borrower and the Guarantor furnished by or on behalf of such Borrower or the Guarantor or any of their Affiliates to the Lender.

          SECTION 10.08. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

          SECTION 10.09. HEADINGS. Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          SECTION 10.10. GOVERNING LAW. This Agreement, each Note, and the other Loan Documents shall be governed by, and construed in accordance with, the law of the State of New York applicable to contracts made and to be performed in such State without regard to conflicts of law principles. Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Borrower and the Guarantor hereby irrevocably accept for themselves in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Borrower and the Guarantor further irrevocably consent to the service of process out of any of the aforementioned courts and in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Borrower at its address for notices contained in Section 10.01, such service to become effective thirty (30) days after such mailing. Both Borrower and the Guarantor hereby irrevocably appoint Mr. Robert A. Blatt, c/o CRC Group, 1890 Palmer Avenue, Suite 303, Larchmont, New York 10538, or such other Person as shall be acceptable to the Lender, as their agent for service of process in respect of any such action or proceeding. Nothing herein shall affect the right of the Lender to service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Borrower and the Guarantor in any other jurisdiction.

          SECTION 10.11. WAIVER OF JURY TRIAL, ETC. EACH OF THE BORROWERS, THE GUARANTOR AND THE LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHT UNDER THIS AGREEMENT, ANY NOTE, OR OTHER LOAN DOCUMENT, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY

RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH OF THE BORROWERS AND THE GUARANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH BORROWER AND THE GUARANTOR CERTIFY THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH BORROWER AND THE GUARANTOR HEREBY ACKNOWLEDGE THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT.

          SECTION 10.12. REINSTATEMENT; CERTAIN PAYMENTS. If a claim is ever made upon the Lender for repayment or recovery of any amount or amounts received by the Lender in payment or on account of any of the Obligations under this Agreements, the Lender shall give prompt notice of such claim to the Borrowers, and if the Lender repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Lender or any of its property, or (ii) any settlement or compromise of any such claim effected by the Lender with any such claimant, then and in such event each of the Borrowers and the Guarantor (A) agree that any such judgment, decree, order, settlement or compromise shall be binding upon the Borrowers and the Guarantor notwithstanding the cancellation of any Note or other instrument evidencing the Obligations under this Agreement or the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) shall be and remain liable to the Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Lender.

          SECTION 10.13. INDEMNIFICATION. In addition to all of their other Obligations under this Agreement, each of the Borrowers and the Guarantor, jointly and severally, agree to defend, protect, indemnify and hold harmless the Lender and any assignee of the Lenders rights hereunder, and all of their respective officers, directors, employees, attorneys, consultants and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in this Agreement) (collectively called the "INDEMNITEES") from and against any and all losses, damages, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, attorneys' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to any suit, investigation, action or proceeding by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute or regulation, including, without limitation, any Federal or state securities or labor laws, or under any Federal, state or local environmental, health or safety laws, regulations or, common law principles, arising from or in connection with the past, present or future operations of each Borrower or its predecessors in interest, arising from or in connection with any of the following:

(i) the negotiation, preparation, execution or performance of this Agreement or of any document executed in connection with the transactions contemplated by this Agreement, (ii) the Lender's furnishing of funds to the Borrowers under this Agreement, including, without limitation, the management of the Loans, or (iii) any matter relating to the financing transactions contemplated by this Agreement or by any document executed in connection with the transactions contemplated by this Agreement (collectively, the "INDEMNIFIED MATTERS"); PROVIDED, HOWEVER, that the Borrowers and the Guarantor shall have no obligation to any Indemnitee hereunder for any Indemnified Matter (i) caused by or resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction, or (ii) relating to any environmental condition, or impairment of title to, either the Cheyenne Hotel Property or the Reno Hotel Property to the extent such conditions or impairment existed prior to the acquisition by Speakeasy Reno of the Reno Hotel Property or the acquisition by Speakeasy Vegas of the Cheyenne Hotel Property. Such indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Lender shall be part of the Obligations in respect of the Term Loan (the "TERM OBLIGATIONS"), secured by the Collateral and added to the principal amount of the Term Loan; PROVIDED, FURTHER, HOWEVER, that if the Term Loan has been paid in full, then all of the foregoing losses, damages, fees, costs and expenses of the Lender shall be part of the Line Obligations, secured by the Collateral and added to the principal amount of the Line Loan. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 10.13 may be unenforceable because it is violative of any law or public policy, each of the Borrowers and the Guarantor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The provisions of this
Section 10.13 shall survive termination of this Agreement.

                                     ARTICLE XI

                                      GUARANTY

          SECTION 11.01. GUARANTY. the Guarantor, and each other Guarantor that may become party hereto, hereby (i) irrevocably, absolutely and unconditionally guarantees the prompt payment, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of (A) all the Obligations, including, without limitation, all amounts now or hereafter owing in respect of the Loan Documents, whether for principal, interest, fees, expenses or otherwise, and (B) all indebtedness, obligations and other liabilities, direct or indirect, absolute or contingent, now existing or hereafter arising of each of the Borrowers to the Lender and
(ii) agrees, to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Lender in enforcing its rights under this Agreement, the Guarantee and each other Loan Document.

          SECTION 11.02.    OBLIGATIONS UNCONDITIONAL.

                    (i) the Guarantor and each other Guarantor that may become party hereto, hereby guarantees that the Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. the Guarantor and each other Guarantor agrees that its guarantee constitutes a guaranty of payment when due and not of collection, and waives any right to require that any resort be had by the Lender to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Lender in favor of any Borrower or for any other reason. The liability of the Guarantor and each other Guarantor hereunder shall be absolute and unconditional irrespective of:
     (i) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto; (ii) any extension or change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations (including, without limitation, any extension for longer than the original period), or any other amendment or waiver of or consent to any departure from any provision of any Loan Document; (iii) any exchange or release of, or non-perfection of any lien on or security interest in, any Collateral, or any release or amendment or waiver of or consent to any departure from any other guaranty, for all or any of the Obligations; or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Borrower or any other Guarantor in respect of the Obligations or the Guarantor and each other Guarantor in respect hereof.

                    (ii) This Guaranty (i) is a continuing guaranty and shall remain in full force and effect until such date on which all of the Obligations and all other expenses to be paid by the Guarantor or any other Guarantor pursuant hereto shall have been satisfied in full after the Commitment shall have been terminated, (ii) shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of each of the Borrowers or otherwise, all as though such payment had not been made, and
     (iii) shall be binding upon the Guarantor, any other Guarantor or their respective heirs, executors, successors and assigns.

          SECTION 11.03. WAIVERS. The Guarantor hereby waives, to the extent permitted by applicable law, (i) promptness and diligence, (ii) notice of acceptance and notice of the incurrence of any Obligation, (iii) notice of any action taken by the Lender or each of the Borrowers or any other agreement or instrument relating thereto, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations or of the obligations of the Guarantor and each other Guarantor hereunder, the omission of or delay in which, but for the provisions of this
Section 11.03, might constitute grounds for relieving the Guarantor or any other Guarantor of its obligations hereunder, and (v) any requirement that the Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any Person or any Collateral. All such waivers by the Guarantor shall be effective only to the extent permitted by applicable law.

          SECTION 11.04. SUBROGATION. The Guarantor hereby waives and agrees that it will not exercise any rights which it may acquire by way of subrogation hereunder, by any payment made by it hereunder or otherwise. If the amount shall be paid to the Guarantor or such other Guarantor on account of such subrogation rights at any time when all of such Obligations and all other Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Lender, shall be segregated from the other funds of the Guarantor or such other Guarantor and shall forthwith be paid over to the Lender to be applied in whole or in part by the Lender against the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.

          SECTION 11.05. NO WAIVER; REMEDIES. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedy provided by law.

          SECTION 11.06.    TAXES.

               (a) Each payment by the Guarantor under this Loan Agreement shall be made without withholding for or on account of any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Lender, taxes imposed on its income, and franchise taxes imposed on it by the jurisdiction (or any political subdivision thereof) under the laws of which the Lender is organized (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "OTHER TAXES"); PROVIDED, HOWEVER, that if such Other Taxes are required by law to be withheld from any such payment, the Guarantor shall make such withholding for the account of the Lender, make timely payment thereof to the appropriate governmental authority, and forthwith pay for the account of the Lender such additional amount as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 11.06.) the Lender receives an amount equal to the sum it would have received had no such deductions been made. All such Other Taxes shall be paid by the Guarantor prior to the date on which penalties attach thereto or interest accrues thereon; PROVIDED, HOWEVER, that, if any such penalties or interest become due, the Guarantor shall make prompt payment thereof to the appropriate governmental authority.

               (b) the Guarantor will indemnify the Lender for the full amount of Other Taxes (including any Other Taxes on amounts payable under this Section 10.06.) paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Lender makes written demand therefor.

               (c) Within 30 days after the date of any payment of Other Taxes, the Guarantor will furnish to the Lender the original or a certified copy of a receipt evidencing payment thereof. If no Other Taxes are payable in respect of any payment hereunder or under any Note, the Guarantor will furnish to the Lender a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Lender, in either case stating that such payment is exempt from or not subject to Other Taxes.

          SECTION 11.07. STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable by any of the Borrowers in respect of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of any of the Borrowers, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Guarantor forthwith on demand by the Lender.

                                    ARTICLE XII

                             REAFFIRMATION; AMENDMENTS

          SECTION 12.01. REAFFIRMATION. Each Loan Party hereby agrees that the amending and restating of the Second Amended Loan Agreement in no way releases such Loan Party from any obligation under any other Loan Document, each of which shall remain in full force and effect and is hereby ratified and confirmed in all respects. The Guarantor, by execution hereof, confirms that the Guaranty is in full force and effect pursuant to its terms in respect of all of the Obligations.

          SECTION 12.02. AMENDMENTS. Each party hereto agrees and confirms that all references in any Loan Document to the Loan Agreement, the Second Amended and Restated Term Loan Agreement, the Amended and Restated Term Loan Agreement, the Initial Term Loan Agreement, the Term Loan Agreement or any other similar term which refers to the agreement among the parties in respect of the making by the Lender of the Loans and the terms and conditions thereof in effect shall, as of any date on and after the Closing Date, be deemed to refer to this Agreement as amended and restated hereby. By way of example, but in no way in limitation of the foregoing, all references in the West Virginia Deed of Trust or the West Virginia First Priority Deed of Trust to "Restated Loan Agreement" shall be deemed to refer to this Agreement, as amended and restated hereby.

                    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                         MOUNTAINEER PARK, INC.



                         By:       /s/ Edson R. Arneault
                            ------------------------------------------
                         Name:     Edson R. Arneualt
                         Title:    President, Chief Executive Officer

                         SPEAKEASY GAMING OF LAS VEGAS, INC.



                         By:       /s/ Edson R. Arneault
                            ------------------------------------------
                         Name:     Edson R. Arneualt
                         Title:    President, Chief Executive Officer

                         SPEAKEASY GAMING OF RENO, INC.



                         By:       /s/ Edson R. Arneault
                            ------------------------------------------
                         Name:     Edson R. Arneualt
                         Title:    President, Chief Executive Officer

                         MTR GAMING GROUP, INC.



                         By:       /s/ Edson R. Aneault
                            ------------------------------------------
                         Name:     Edson R. Arneualt
                         Title:    President, Chief Executive Officer

                         MADELEINE LLC



                         By:       /s/ Mark A. Neporent
                            ------------------------------------------
                         Name:     Mark A. Neporent
                         Title:    Attorney-in-Fact